Exhibit 10.21

TERM LOAN AGREEMENT

dated as of

October 24, 2014

between

NEVRO CORP.
as Borrower,

The SUBSIDIARY GUARANTORS from Time to Time Party Hereto,

and

Capital Royalty Partners II L.P., Capital Royalty Partners II — Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P.

as Lenders

U.S. $50,000,000

(continued)

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Page

Schedule 7.05(b)	-	Certain Intellectual Property
Schedule 7.05(c)	-	Material Intellectual Property
Schedule 7.06	-	Certain Litigation
Schedule 7.08	-	Taxes
Schedule 7.12	-	Information Regarding Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness of Borrower and its Subsidiaries
Schedule 7.13(b)	-	Liens Granted by the Obligors
Schedule 7.14	-	Material Agreements of Obligors
Schedule 7.15	-	Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by Borrower or any Subsidiary
Schedule 7.17	-	Pension Matters
Schedule 9.05	-	Existing Investments
Schedule 9.10	-	Transactions with Affiliates
Schedule 9.14	-	Permitted Sales and Leasebacks

Exhibit A	-	Form of Guarantee Assumption Agreement
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Term Loan Note
Exhibit C-2	-	Form of PIK Loan Note
Exhibit D	-	Form of U.S. Tax Compliance Certificate
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Landlord Consent
Exhibit G	-	Form of Subordination Agreement
Exhibit H	-	Form of Intercreditor Agreement

v

TERM LOAN AGREEMENT, dated as of October 24, 2014 (this “Agreement”), among NEVRO CORP., a Delaware corporation (“Borrower”), the SUBSIDIARY GUARANTORS from time to time party hereto and the Lenders from time to time party hereto.

WITNESSETH:

Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof.  Accordingly, the parties agree as follows:

SECTION 1
DEFINITIONS

1.01                        Certain Defined Terms.  As used herein, the following terms have the following respective meanings:

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Act” has the meaning set forth in Section 12.17.

“Affected Lender” has the meaning set forth in Section 2.07(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Asset Sale” is defined in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale, net of any bona fide costs and expenses incurred in connection with such Asset Sale, plus, with respect to any non-cash proceeds of an Asset Sale, the fair market value of such non cash proceeds as determined by Borrower in its reasonable discretion in accordance with GAAP or any other relevant accounting guidelines.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means the premises located at either (i) 4040 Campbell Avenue, Suite 210, Menlo Park, CA 94025, or (ii) 3925 Bohannon Drive, Menlo Park, CA 94025, as the context dictates, which are leased by Borrower pursuant to a Borrower Lease.

“Borrower Landlord” means either (i) Deerfield Campbell LLC, a California limited liability company, or (ii) Bohannon Drive Partners, LLC, as the context dictates.

“Borrower Lease” means either (i) the Multi-Tenant Space Lease, dated as of March 15, 2010, by and between Borrower and Deerfield Campbell LLC, as amended by First Amendment to Lease, dated as of October 18, 2012, or (ii) the Standard Multi-Tenant Office Lease, dated as of February 12, 2014, by and between Borrower and Bohannon Drive Partners, LLC, as the context dictates.

“Borrower Party” has the meaning set forth in Section 12.03(b).

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including without limitation a borrowing of a PIK Loan).

“Borrowing Date” means the date of each Borrowing.

“Borrowing Notice Date” means, (i) in the case of the first Borrowing, a date that is at least twelve Business Days prior to the Borrowing Date of such Borrowing and, (ii) in the case of a subsequent Borrowing, a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City or San Francisco, California.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP and as shown on such Person’s consolidated balance sheet.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, (b) during any period of twelve (12)

consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of Borrower by any Person or group of Persons acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; provided however, that the occurrence of a Qualified IPO shall not be deemed a Change of Control event.

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time.  The aggregate Commitments on the date hereof equal $50,000,000.  For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from the date of this Agreement through and including September 30, 2015.

“Commodity Account” is defined in the Security Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” means the Lender acting as “Control Agent” under the Security

Agreement.

“Copyright” is defined in the Security Agreement.

“CRPPF” means Capital Royalty Partners II — Parallel Fund “A” L.P.

“Cure Amount” has the meaning set forth in Section 10.03(a).

“Cure Right” has the meaning set forth in Section 10.03(a).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Defaulting Lender” means, subject to Section 2.06, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within the date required to be funded by it hereunder, (b) has notified Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” is defined in the Security Agreement.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“Effective Date” has the meaning set forth in Section 6.01.

“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that so long as no Event of Default has occurred and is continuing, “Eligible Transferee” shall not include any Person that (a) is principally in the business of managing investments or holding assets for investment purposes that controls the majority of voting stock or the majority of directors of the board of directors in a company that produces, markets or sells, or develops a program to market or sell, a product in direct competition with the Borrower or is an entity active in the stimulation therapy industry, or (b) is a vulture fund as determined by the transferring

Lender in its reasonable discretion (other than an investment fund or financial institution providing capital or funds to any Lender, during the continuation of an event of default of such Lender in respect of its obligations to such investment fund or financial institution).

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Cure Right” has the meaning set forth in Section 10.03(a).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iii) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (v) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vi) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (vii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (viii) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (ix) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (x) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xi) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any Subsidiary thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xiv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xv) receipt from the IRS of the disqualification of any Qualified Plan under Section 401(a) of the Code, or the revocation of the tax-exempt status of any trust forming part of any Qualified Plan under Section 501(a) of the Code; (xvi) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xvii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would materially increase the liability of any Obligor.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Central time) or such other time as a determination of exchange rate is made by the Borrower or any other relevant Person in the ordinary course of business.  In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax, (b) Other Connection Taxes, (c) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender or for the account of such Lender with respect to any Obligation to the extent that the obligation to withhold amounts existed on the date on which (i) such Lender became a “Lender” under this Agreement or (ii) such Lender changes its lending office, except in each case to the extent such Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective or at the time such Lender changed its lending office, to receive additional amounts under Section 5.03, (d) any Taxes imposed in connection with FATCA, and (e) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e).

“Expense Cap” has the meaning set forth in the Fee Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Fee Letter” means that fee letter agreement dated as of the date hereof between Borrower and the Lenders party thereto.

“First Term Loan” has the meaning set forth in Section 2.01(b).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.  Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of such Guarantee shall be the amount such Person is required to allocate to such Guarantee in accordance with GAAP.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder in favor of the Lenders.

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, regardless of whether such obligation is due or not (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 12.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyright, and Technical Information, whether registered or not, domestic and foreign.  Intellectual Property shall include all:

(a)                                 applications or registrations relating to such Intellectual Property;

(b)                                 rights and privileges arising under applicable Laws with respect to such Intellectual Property;

(c)                                  rights to sue for past, present or future infringements of such Intellectual Property; and

(d)                                 rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest-Only Period” means (i) the period from and including the first Borrowing Date and through and including the twelve (12th) Payment Date following the first Borrowing Date, or (ii) if Borrower consummates a Qualified IPO and a Qualifying Premarket Approval on or prior to September 30, 2016, the period from and including the first Borrowing Date and through and including the twenty-third (23rd) Payment Date following the first Borrowing Date.

“Interest Period” means, with respect to each Borrowing, (i) initially, the period commencing on and including the Borrowing Date thereof and ending on and excluding the next Payment Date, and, (ii) thereafter, each period beginning on and including the last Payment Date and ending on and excluding the next succeeding Payment Date; provided that the term “Interest Period” shall include any period selected by the Majority Lenders from time to time in accordance with the definition of “Default Rate”.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person:  (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Knowledge” means the actual knowledge of any Responsible Officer of any Person or, so long as he or she is employed by Borrower or its Subsidiaries, the actual knowledge of Michael DeMane, Rami Elghandour and Andrew Galligan, so long as such Person is an officer of Borrower.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit F, or otherwise reasonably satisfactory to the Majority Lenders.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means Capital Royalty Partners II L.P., CRPPF and PIOP, together with their successors and each assignee of a Lender pursuant to Section 12.05(b) and “Lender” means any one of them.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Liquidity” means the balance of unencumbered cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders shall have a first priority perfected security interest upon the execution of a control agreement over such account as required by the Security Agreement.

“Loan” means (i) each loan advanced by a Lender pursuant to Section 2.01 and (ii) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d).  For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, on or prior to such date of determination.

“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Notes, the Security Documents, any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors, and any other present or future document, instrument, agreement or certificate executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, performance, or Property of Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Lenders under any of the Loan Documents.

“Material Agreements” means (A) the agreements which are listed in Schedule 7.14 (as updated by Borrower from time to time in accordance with Section 7.21 to list all such agreements that meet the description set forth in clause (B) of this definition) and (B) all other agreements to which the Obligors are party from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect; provided, however, that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee.  “Material Agreement” means any one such agreement.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $1,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(c) and any other Obligor Intellectual Property after the date hereof the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) the twenty-fourth (24th) Payment Date following the first Borrowing Date, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“Maximum Rate” has the meaning set forth in Section 12.18.

“Milestone Notice” has the meaning set forth in Section 6.02(b)(iv).

“Minimum Required Revenue” has the meaning set forth in Section in 10.02.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Non-Consenting Lender” has the meaning set forth in Section 2.07(a).

“Non-Disclosure Agreement” has the meaning set forth in Section 12.16.

“Note” means a promissory note executed and delivered by Borrower to the Lenders in accordance with Section 2.04 or 3.02(d).

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, solely arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.  Notwithstanding the foregoing, “Obligations” does not include any obligations under a warrant, equity or similar instrument.

“Obligor Intellectual Property” means Intellectual Property owned by or exclusively licensed to any of the Obligors.

“Obligors” means, collectively, Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(g)).

“Participant” has the meaning set forth in Section 12.05(e).

“Patents” is defined in the Security Agreement.

“Payment Date” means each March 31, June 30, September 30, December 31 and the Maturity Date, commencing on the first such date to occur following the first Borrowing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c)                                  in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.12, if applicable;

(d)                                 Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.01 and Section 10.02 on a pro forma basis after giving effect to such acquisition; and

(e)                                  such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged, or a business reasonably related thereto or (ii) shall have a similar customer base as Borrower and/or its Subsidiaries.

“Permitted Acquisitions Liquidity Threshold” has the meaning set forth in Section 9.03(e).

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (ii) commercial paper (x) maturing no more than one (1) year after its creation and having a credit rating of P-1 from Moody’s Investors Service, Inc., or A-1 or higher from Standard & Poor’s Ratings Group or (y) having a credit rating of A2 or higher from Moody’s Investors Service, Inc., or A or higher from Standard & Poor’s Ratings Group, (iii) any certificate of deposit, time deposit or bankers acceptance, maturing not more than two (2) years after its date of issuance, which is issued by any bank organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s Investors Service, Inc., or A or higher from Standard & Poor’s Ratings Group and (y) a combined capital and surplus greater than One Billion Dollars ($1,000,000,000), and (iv) any publicly traded or SEC-regulated money market funds or other investment vehicles holding any of the foregoing Permitted Cash Equivalent Investments.

“Permitted Cure Debt” means Indebtedness incurred in connection with the exercise of the Subordinated Debt Cure Right and (i) that is governed by documentation containing representations, warranties, covenants and events of default no more burdensome or restrictive than those contained in the Loan Documents, (ii) that has a maturity date later than the Maturity Date, (iii) in respect of which no cash payments of principal or interest are required prior to the Maturity Date, and (iv) in respect of which the holders have agreed in favor of Borrower and Lenders (A) that prior to the date on which the Commitments have expired or been terminated and all Obligations have been paid in full indefeasibly in cash, such holders will not exercise any remedies (other than any conversion or similar rights) available to them in respect of such Indebtedness, and (B) that such Indebtedness is unsecured, and (C) to terms of subordination in substantially the form attached hereto as Exhibit G or otherwise satisfactory to the Majority Lenders.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Debt” means Indebtedness of Borrower, in an amount not to exceed at any time 80% of the face amount at such time of Borrower’s non delinquent accounts receivable; provided that (a) such Indebtedness, if secured, is secured solely by Borrower’s cash, accounts receivable, and inventory, and (b) the holders or lenders thereof have executed and delivered to Lenders an intercreditor agreement in substantially the form of Exhibit H with changes (if any) as are satisfactory to the Majority Lenders, or otherwise in a form reasonably acceptable to the Majority Lenders (which acceptance shall not be reasonably withheld).

“Permitted Priority Liens” means (i) Liens permitted under Section 9.02(c), (d), (e), (f), (g), (j), and (k), and (to the extent required under applicable bankruptcy law relating to licensee rights) (n) and (ii) Liens permitted under Section 9.02(b) provided that such Liens are also of the type described in Section 9.02(c), (d), (e), (f), (g), (j), and (k), or of the type described in Section 9.02(n) (to the extent required under applicable bankruptcy law relating to licensee rights).

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals and replacements of such Indebtedness; provided that such extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness except by an amount equal to any fees owing under the existing Indebtedness and expenses reasonably incurred in connection with such extension, renewal, refinancing or replacement and by an amount equal to any existing commitments unutilized thereunder, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to Borrower and its Subsidiaries or the Lenders (if applicable) than the terms of any agreement or instrument governing such existing Indebtedness, (iii) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced, and (iv) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PIK Loan” has the meaning set forth in Section 3.02(d).

“PIK Period” means the period beginning on the first Borrowing Date through and including the earlier to occur of (i) the twelve (12th) Payment Date after the first Borrowing Date and (ii) the date on which any Default shall have occurred and is continuing (provided that if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default that is continuing and has not been waived and the twelve (12th) Payment Date after the first Borrowing Date).

“PIOP” means Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Product” means the Senza HF-SCS System, and each of its successors.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qualified IPO” means an underwritten initial public offering of the Equity Interests of Borrower which generates net cash proceeds of at least $20,000,000 and results in a listing of such entity’s Equity Interests on a recognized public securities exchange.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan that is maintained or sponsored by any Obligor and that is intended to be tax qualified under Section 401(a) of the Code.

“Qualified Private Financing” means a private offering of the Equity Interests (including in the form of subordinated convertible debt where such debt is subordinated to the Obligations and governed by such terms of subordination substantially similar to those provided in Exhibit G hereto) of Borrower which generates net cash proceeds of at least $30,000,000.

“Qualifying Premarket Approval” means the Borrower’s receipt of premarket approval from the United States Food and Drug Administration for the sales and marketing of the Product.

“Real Property Security Documents” means the Landlord Consent and any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real Property owned or leased (as tenant) by any Obligor in favor of the Lenders.

“Recipient” means any Lender.

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 12.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Relevant Insurance Policies” has the meaning set forth in Section 8.05.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and chief business officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.

“Restrictive Agreement” has the meaning set forth in Section 7.15.

“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances in accordance with GAAP.

“SBA” means U.S. Small Business Administration.

“SBIC” means Small Business Investment Company.

“SBIC Act” means Small Business Investment Act of 1958, as amended.

“Second Term Loan” has the meaning set forth in Section 2.01(c).

“Securities Account” has the meaning set forth in the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of the Effective Date, among the Obligors and the Lenders, granting a security interest in the Obligors’ personal Property in favor of the Lenders.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement entered into or filed to perfect Liens in favor of the Lenders.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the Effective Date, entered into by one or more Obligors in favor of the Lenders, each in form and substance satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Specified Financial Covenants” has the meaning set forth in Section 10.03(a).

“Subordinated Debt Cure Right” has the meaning set forth in Section 10.03(a).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means each of the Subsidiaries of Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).

“Substitute Lender” has the meaning set forth in Section 2.07(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, including any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other proprietary or confidential information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, systems, methodologies, computer programs, information technology and any other similar information.

“Term Loan” has the meaning set forth in Section 2.01(d).

“Third Term Loan” has the meaning set forth in Section 2.01(d).

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has any outstanding obligations or liabilities and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party and the Borrowings (and the use of the proceeds of the Loans).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e)(ii)(B)(3).

“Use of Proceeds Statement” has the meaning set forth in Section 6.01(f)(xi).

1.02                        Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03                        Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property” , which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted).  Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto.

1.04                        Changes to GAAP.  If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a)                                 Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders within 30 days of such change;

(b)                                 either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c)                                  until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d)                                 if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e)                                  any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

SECTION 2
THE COMMITMENT

2.01                        Commitments.

(a)                                 Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to three (3) term loans to Borrower

(provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01), each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceeds the aggregate principal amount of Loans outstanding at such time, excluding PIK Loans.  Amounts of Loans repaid may not be reborrowed.

(b)                                 Subject to the terms and conditions of this Agreement (including Section 6), each Lender with a Commitment severally and not jointly agrees to make a loan to Borrower on the Effective Date, in an amount equal to such Lender’s Proportionate Share of $20,000,000 (the “First Term Loan”).

(c)                                  At the Borrower’s option, subject to the terms and conditions of this Agreement (including Section 6), each Lender with a Commitment severally and not jointly agrees to make a loan to Borrower on any Business Day after the Effective Date, in an amount equal to such Lender’s Proportionate Share of $10,000,000 (the “Second Term Loan”).

(d)                                 At the Borrower’s option, subject to the terms and conditions of this Agreement (including Section 6), each Lender with a Commitment severally and not jointly agrees to make a loan to Borrower on any Business Day after the Effective Date, in an amount equal to such Lender’s pro rata share of $20,000,000 (the “Third Term Loan” and together with the First Term Loan and the Second Term Loan, each individually, a “Term Loan”).

2.02                        Borrowing Procedures.  Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing (other than a Borrowing of PIK Loans) shall be made on written notice in the form of Exhibit B given by Borrower to Capital Royalty Partners II L.P. not later than 11:00 a.m. (Central time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03                        Fees.  The Borrower shall pay to the Lenders such fees as described in the Fee Letter and issue the Shares (as defined in the Fee Letter) to the Lenders as described in the Fee Letter.

2.04                        Notes.  If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”).  Borrower shall prepare, execute and deliver to the Lenders such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered assigns) and in substantially the form attached hereto as Exhibit C-1.  Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.05                        Use of Proceeds.  Borrower shall use the proceeds of the Loans for general working capital purposes and corporate purposes and to pay fees, costs and expenses incurred in connection with the Transactions ; provided that the Lenders shall have no responsibility as to the use of any proceeds of Loans in the amount made by PIOP.  No portion of any proceeds of Loans in the amount made by PIOP (i) will be used to acquire realty or to discharge an obligation relating to the prior acquisition of realty; (ii) will be used outside of the United States (except to pay for services to be rendered outside the United States and to acquire from abroad inventory, material and equipment or property rights for use or sale in the United States, unless prohibited by Part 107.720 of the United States Code of Federal Regulations); or (iii) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Part 107.720 of Title 13 of the United States Code of Federal Regulations.  Borrower will use the proceeds of the Loans in the amount made by PIOP for only those purposes specified in the SBA Form 1031 provided to the Lenders, and Borrower shall not violate any SBA regulations which may be applicable to it.

2.06                        Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                                 Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04.

(b)                                 Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)                                  Defaulting Lender Cure.  If Borrower and the Majority Lenders agree in writing in its and their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the

Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.07                        Substitution of Lenders.

(a)                                 Substitution Right.  If any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), then (x) Borrower may elect to pay in full such Affected Lender with respect to all Obligations due to such Affected Lender or (y) either Borrower or the Majority Lenders shall identify any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”) to substitute for such Affected Lender; provided that any substitution of a Non-Consenting Lender shall occur only with the consent of Majority Lenders.

(b)                                 Procedure.  To substitute such Affected Lender or pay in full all Obligations owed to such Affected Lender, Borrower shall deliver a notice to such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations then owing to such Affected Lender (which for the avoidance of doubt, shall not include any prepayment premium) and (ii) in the case of a substitution, an Assignment and Acceptance executed by the Substitute Lender, which shall thereunder, among other things, agree to be bound by the terms of the Loan Documents.

(c)                                  Effectiveness.  Upon satisfaction of the conditions set forth in Section 2.07(a) and (b), the Control Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights under the Loan Documents that expressly provide that they survive the repayment of the Obligations and the termination of the Commitments, (B) such Affected Lender shall no longer constitute a “Lender” hereunder and such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Acceptance to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Acceptance shall not render such sale and purchase (or the corresponding assignment) invalid.

2.08                        Termination of the Commitments.  In the event the Effective Date has not occurred by December 13, 2014 , Borrower may, by written notice to Lenders, which notice shall be effective without any further act by any party hereto, terminate this Agreement, and thereupon (i) the Commitments and all other obligations of the parties hereunder (other than obligations which, by their terms, explicitly survive termination of this Agreement) shall terminate immediately such that this Agreement shall be of no further force and effect, (ii) the Security Documents, to the extent in effect, and all obligations of the parties thereunder (other than obligations which, by their terms, explicitly survive termination) shall terminate and shall be of no further force and effect, and all security interests thereunder shall be automatically released and (iii) Borrower shall be authorized to file any termination statements under the Code or otherwise to effectuate the foregoing release, and Control Agent and the Lenders agree to take such action and enter into such documentation as Borrower shall reasonably request to effectuate the foregoing release.

SECTION 3
PAYMENTS OF PRINCIPAL AND INTEREST

3.01                        Repayment.

(a)                                 Repayment.  During the Interest-Only Period, no payments of principal of the Loans shall be due.  Subject to the last sentence of this Section 3.01(a), Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans, on each Payment Date occurring after the Interest-Only Period, in equal installments on such Payment Date until the Maturity Date.  The amounts of such installments shall be calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest-Only Period, by (b) the number of Payment Dates remaining prior to the Maturity Date.  Notwithstanding the foregoing, if Borrower consummates a Qualified IPO and a Qualifying Premarket Approval on or prior to September 30, 2016, and the Lenders have received the Milestone Notice from Borrower following such consummation or approval, Borrower shall instead repay to the Lenders the outstanding principal amount of the Loans on the Maturity Date in a single installment.

(b)                                 Application.  Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) pro rata with respect to each payment due on a Payment Date.  To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable on the Maturity Date.

3.02                        Interest.

(a)                                 Interest Generally.  Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable pursuant to the terms herein, in each case, until paid in full, at a rate per annum equal to 11.50%.

(b)                                 Default Interest.  Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the interest payable pursuant to Section 3.02(a) shall increase at the election of the Majority Lenders or automatically upon an Event of Default under Section 11.01(h), (i) or (j) by 4.00% per annum (such aggregate increased rate, the “Default Rate”).  Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Default Rate, it shall be paid entirely in cash.  If any Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Default Rate).

(c)                                  Interest Payment Dates.  Subject to Section 3.02(d), accrued interest on the Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand.

(d)                                 Paid In-Kind Interest.  Notwithstanding Sections 3.02(a) through (c), at any time during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) only 8.00% of the 11.50% per annum interest in cash and (ii) 3.50% of the 11.50% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”).  At the request of the Lenders, each PIK Loan may be evidenced by a Note in the form of Exhibit C-2.  The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

(e)                                  AHYDO Catch-Up Payment. If a Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code, on each Payment Date ending on or after the fifth anniversary of the Effective Date, Borrower shall pay in cash a minimum amount of interest (including original issue discount) that has been previously accrued and unpaid, as shall be necessary to ensure the Loan shall not be considered an “applicable high yield discount obligation”.

3.03                        Prepayments.

(a)                                 Optional Prepayments.  Borrower shall have the right to optionally prepay, without premium or penalty, the outstanding principal amount of the Loans in whole or in part at any time (a “Redemption Date”) for an amount equal to the aggregate principal amount of the Loans being prepaid plus any accrued but unpaid interest and any fees then due and owing (such aggregate amount, the “Redemption Price”).  No partial prepayment shall be made under this Section 3.03(a) in connection with any event described in clause (x) of Section 3.03(b).

(b)                                 Mandatory Prepayments.

(i)                                     Asset Sales.  In the event of any contemplated Asset Sale or series of Asset Sales (other than any Asset Sale permitted under Section 9.09) yielding Asset Sale Net Proceeds in excess of $1,000,000, Borrower shall provide fifteen (15) days’ prior written notice of such Asset Sale to the Lenders and, if within such notice period Majority Lenders advise Borrower that a prepayment is required (or Borrower advises Lenders that it elects to make a prepayment) pursuant to this Section 3.03(b)(i), Borrower shall:  (x) if the assets sold represent substantially all of the assets or revenues of Borrower, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for revenue generated by such lines of business exceeding 10% of the revenue of Borrower in the immediately preceding year, prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale in accordance with Section 3.03(a), and (y) in the case of all other Asset Sales not described in the foregoing clause (x), prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees then due and owing, credited in the following order:

(A)                               first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing;

(B)                               second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 12.03 then due and owing;

(C)                               third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D)                               fourth, in reduction of any other Obligation then due and owing; and

(E)                                fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.

(ii)                                  Change of Control.  In the event of an impending Change of Control, Borrower shall immediately provide notice of such impending Change of Control to the Lenders and, if within 10 days of receipt of such notice Majority Lenders notify Borrower in writing that a prepayment is required pursuant to this Section 3.03(b)(ii) (or Borrower advises Lenders that it elects to make such prepayment on such date in such notice), Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control in accordance with Section 3.03(a).

SECTION 4
PAYMENTS, ETC.

4.01                        Payments.

(a)                                 Payments Generally.  Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by the Majority Lenders by prior written notice to Borrower at least five (5) Business Days prior the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)                                 Application of Payments.  Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c)                                  Non-Business Days.  If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02                        Computations.  All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

4.03                        Notices.  Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (Central time) on the date one Business Day prior to the date of prepayment.  Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

4.04                        Set-Off.

(a)                                 Set-Off Generally.  Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of Borrower against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such obligations may be unmatured. The Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lenders and their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their Affiliates may have.

(b)                                 Exercise of Rights Not Required.  Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

SECTION 5
YIELD PROTECTION, ETC.

5.01                        Additional Costs.

(a)                                 Change in Requirements of Law Generally.  If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental

Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost from what such cost would have been on the date hereof to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (c) through (e) of the definition of “Excluded Taxes”, and (iii) Connection Income Taxes) then Borrower shall pay to such Lender on reasonable demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that Borrower shall only be required to pay such amounts if such Lender demands such amounts from all other borrowers of such Lender determined by such Lender in its sole reasonable discretion to be similarly situated as Borrower.

(b)                                 Change in Capital Requirements.  If a Lender shall have determined in its reasonable discretion that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then upon written request stating the reasons for such request, Borrower shall pay to such Lender on reasonable demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction; provided that Borrower shall only be required to pay such amounts if such Lender demands such amounts from all other borrowers of such Lender determined by such Lender in its sole reasonable discretion to be similarly situated as Borrower.

(c)                                  Notification by Lender.  The Lenders will promptly notify Borrower in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01.  Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.  A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on Borrower in the absence of manifest error so long as such Lender demands such amounts from all other borrowers of such Lender determined by such Lender in its sole reasonable discretion to be similarly situated as Borrower.

(d)                                 Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

5.02                        Illegality.  Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the reasonable opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof, following which, to the extent that such Lender so notifies all other borrowers of such Lender determined by such Lender in its sole reasonable discretion to be similarly situated as Borrower, (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans shall be prepaid by Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).

5.03                        Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by Borrower.  Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 5.03, Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d)                                 Indemnification.  Borrower shall reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including

Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(e)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI (or successor form);

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E (or successor form); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower any forms and information necessary for the Borrower to comply with its obligations under FATCA (including the determination of the amount to be deducted and withheld from such payment, if any) or to establish that such Lender is not subject to withholding tax under FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)                                  Mitigation Obligations.  If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 6
CONDITIONS PRECEDENT

6.01                        Conditions to the First Term Loan.  The obligation of each Lender to make the First Term Loan shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Majority Lenders (provided that the Lenders’ decision to fund the First Term Loan shall be deemed to constitute Lenders’ satisfaction that such conditions have been met)(the date such conditions precedent have been satisfied or waived, the “Effective Date”):

(a)                                 Amount of First Term Loan.  The amount of the First Term Loan shall equal $20,000,000.

(b)                                 Terms of Material Agreements, Etc.  Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements.

(c)                                  No Law Restraining Transactions.  No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(d)                                 Payment of Fees.  Lenders shall be satisfied with the arrangements to deduct the fees set forth in the Fee Letter (including without limitation the financing fee required pursuant to the Fee Letter) from the proceeds advanced.

(e)                                  Lien Searches.  Lenders shall be satisfied with Lien searches regarding Borrower and its Subsidiaries made within two Business Days prior to the Effective Date.

(f)                                   Documentary Deliveries.  The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

(i)                                     Agreement.  This Agreement duly executed and delivered by Borrower.

(ii)                                  Security Documents.

(A)                               The Security Agreement, duly executed and delivered by Borrower.

(B)                               Each of the Short-Form IP Security Agreements, duly executed and delivered by the applicable Obligor.

(C)                               Original share certificates or other documents or evidence of title with regard to all Equity Interests owned by the Obligors (to the extent that such Equity Interests are certificated), together with share transfer documents, undated and executed in blank.

(D)                               Duly executed control agreements in favor of the Lenders for all Deposit Accounts, Securities Accounts and Commodity Accounts owned by the Obligors in the United States, in each case, as required under the Security Documents.

(E)                                Evidence of filing of UCC-1 financing statements against each Obligor in its jurisdiction of formation or incorporation, as the case may be.

(F)                                 Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to the Effective Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iii)                               Notes.  The Notes requested in accordance with Section 2.04.

(iv)                              Approvals.  Copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third-party consents and approvals, necessary in connection with the making and performance by the Obligors of the Loan Documents and the Transactions.

(v)                                 Corporate Documents.  Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(vi)                              Incumbency Certificate.  A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(vii)                           Officer’s Certificate.  A certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, confirming compliance with the conditions set forth in Section 6.03(b).

(viii)                        Opinions of Counsel.  A favorable opinion, dated the Effective Date, of counsel to each Obligor in form acceptable to the Lenders and their counsel.

(ix)                              Insurance.  Certificates of insurance evidencing the existence of all Relevant Insurance Policies required to be maintained by Borrower pursuant to Section 8.05(b) and the designation of the Lenders as the loss payees or additional named insured, as the case may be, under Relevant Insurance Policies.

(x)                                 Other Liens.  Duly executed and delivered copies of such acknowledgement letters as are reasonably requested by the Lenders with respect to existing Liens.

(xi)                              SBA Forms.  Completed SBA Forms 480, 652, and 1031 (Parts A and B), showing Borrower’s financial projections (including balance sheets and income and cash flow statements) for the period described therein and a representation to PIOP of Borrower’s intended use of proceeds of the Loans (the “Use of Proceeds Statement”).

6.02                        Conditions to Second Term Loan and Third Term Loan.

(a)                                 Second Term Loan.  The obligation of each Lender to make the Second Term Loan is subject to the following conditions precedent:

(i)                                     Borrowing Date.  The Borrowing in respect of the Second Term Loan shall occur on or prior to March 31, 2015.

(ii)                                  Amount of Borrowing.  The amount of the Second Term Loan shall equal $10,000,000.

(b)                                 Third Term Loan.  The obligation of each Lender to make the Third Term Loan is subject to the following conditions precedent:

(i)                                     Number of Borrowings.  The funding of the First Term Loan and the Second Term Loan shall have occurred.

(ii)                                  Borrowing Date.  The Borrowing in respect of the Third Term Loan shall occur on or prior to September 30, 2015.

(iii)                               Amount of Borrowing.  The amount of the Third Term Loan shall equal $20,000,000.

(iv)                              Borrowing Milestone.  The Borrower shall have (i) consummated either a Qualified IPO or a Qualified Private Financing, or (ii) received a Qualifying Premarket Approval, and have provided the Lenders notice of such consummation or approval (the “Milestone Notice”).

(c)                                  Financing Fee.  Except in the case of any PIK Loan, each Lender shall have received its portion of the fees payable pursuant to the Fee Letter.

6.03                        Conditions to Each Borrowing.  The obligation of each Lender to make a Loan as part of any Borrowing (including the First Term Loan) is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date:

(a)                                 Commitment Period.  Except in the case of any PIK Loan, such Borrowing Date shall occur during the Commitment Period.

(b)                                 No Default; Representations and Warranties.  Both immediately prior to the making of such Loan and immediately after giving effect thereto and to the intended use thereof:

(i)                                     no Default shall have occurred and be continuing; and

(ii)                                  the representations and warranties made by Borrower in Section 7 shall be true in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true) on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that representations and warranties that refer to a specific earlier date shall be true in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true) on such earlier date).

(c)                                  Notice of Borrowing.  Except in the case of any PIK Loan, Capital Royalty Partners II L.P. shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.

Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.03 have been fulfilled as of the applicable Borrowing Date.

SECTION 7
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Lenders that:

7.01                        Power and Authority.  Each of Borrower and its Subsidiaries (a) is a duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other applicable power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which failure so to qualify could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Loans hereunder.

7.02                        Authorization; Enforceability.  The Transactions are within each Obligor’s corporate or other applicable powers and have been duly authorized by all necessary corporate or other applicable action and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03                        Governmental and Other Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any Material Agreement or agreement creating or evidencing any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Borrower and its Subsidiaries.

7.04                        Financial Statements; Material Adverse Change.

(a)                                 Financial Statements.  Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements previously-delivered statements of the type described in Section 8.01(b).  Neither Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.

(b)                                 No Material Adverse Change.  Since December 31, 2013, there has been no Material Adverse Change.

7.05                        Properties.

(a)                                 Property Generally.  Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                                 Intellectual Property.  The Obligors represent and warrant to the Lenders as of the date hereof as follows, and the Obligors acknowledge that the Lenders are relying on such representations and warranties in entering into this Agreement:

(i)                                     Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21) contains:

(A)                               a complete and accurate list of all applied for or registered Patents owned by each Obligor, including the jurisdiction and patent number, and indicating which Obligor owns such rights;

(B)                               a complete and accurate list of all applied for or registered Trademarks owned by each Obligor, including the jurisdiction, trademark application or registration number and the application or registration date; and

(C)                               a complete and accurate list of all applied for or registered Copyrights owned by each Obligor;

(ii)                                  Each Obligor either (a) owns all right, title and interest in and to the Obligor Intellectual Property set forth on Schedule 7.05(b) as owned by such Obligor, free and clear of any Liens of any kind whatsoever other than Permitted Liens or (b) has the right to use any Obligor Intellectual Property licensed to such Obligor within the field of such license.  Without limiting the foregoing, and except as set forth in Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21):

(A)                               other than with respect to the Material Agreements, or as permitted by Section 9.09, the Obligors have not transferred ownership of Material Intellectual Property, in whole or in part, to any other Person who is not an Obligor;

(B)                               other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), Claims, or other agreements or arrangements relating to the Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors in any manner that would reasonably be expected to have a Material Adverse Effect;

(C)                               the use of any of the Obligor Intellectual Property, as currently used by each Obligor, to Borrower’s Knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;

(D)                               there are no pending or, to Borrower’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to any Obligor’s rights in the Obligor Intellectual Property, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect; the Obligors have not received any written notice from any Person that conduct of Borrower’s business, the use of the Obligor Intellectual Property, or the manufacture, use or sale of any product or the performance of any service by Borrower infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person;

(E)                                to the Knowledge of Borrower, none of the Obligor Intellectual Property owned or exclusively licensed to Obligors is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of the Obligors.  Without limiting the foregoing, the Obligors have not provided written notice to any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Obligor Intellectual Property material to the Borrower’s business; the Obligors have not initiated the enforcement of any Claim (which Claim is currently pending) with respect to any of the Obligor Intellectual Property material to the Borrower’s business;

(F)                                 all relevant current and former employees and contractors of Borrower, who as part of their day-to-day activities created or developed Material Intellectual Property for Borrower, have executed written confidentiality and invention assignment Contracts with Borrower that irrevocably assign to Borrower or its designee all of their rights to any Inventions relating to Borrower’s business that are conceived or reduced to practice by such employees within the scope of their employment or by such contractors within the scope of their contractual relationship with Borrower, to the extent permitted by applicable law;

(G)                               to the Knowledge of the Borrower, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of Borrower’s business as it is currently conducted or as currently contemplated to be conducted, except as could not reasonably be expected to have a Material Adverse Effect;

(H)                              each Obligor has taken reasonable precautions to protect the secrecy, confidentiality and value of its Obligor Intellectual Property consisting of trade secrets and confidential information, except as could not reasonably be expected to have a Material Adverse Effect.

(I)                                   each Obligor has delivered (or posted on a data site accessible to the Lenders) to the Lenders accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property;

(J)                                   there are no pending or, to the Knowledge of the Borrower, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements, except as could not reasonably be expected to have a Material Adverse Effect;

(iii)                               With respect to the Material Intellectual Property owned or exclusively licensed to an Obligor consisting of Patents, except as set forth in Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21), and without limiting the representations and warranties in Section 7.05(b)(ii):

(A)                               each of the issued claims in such Patents, to Borrower’s Knowledge, is valid and enforceable;

(B)                               with respect to Material Intellectual Property owned by an Obligor, the inventors named in such Patents have executed written Contracts with Borrower or its predecessor-in-interest that properly and irrevocably assigns to Borrower or predecessor-in-interest all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;

(C)                               none of the material Patents, or the Inventions claimed in them, have been dedicated to the public except as a result of intentional decisions made by the applicable Obligor;

(D)                               with respect to Material Intellectual Property owned by an Obligor, to Borrower’s Knowledge, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation except as could not reasonably be expected to have a Material Adverse Effect;

(E)                                subsequent to the issuance of such Patents, no disclaimer or other voluntary reduction in the term or scope of the Inventions claimed in any such Patent has been filed;

(F)                                 with respect to owned Material Intellectual Property, except as set forth in Schedule 7.06, no Patent Rights included therein have been the subject of any interference, re-examination or opposition proceedings, nor are the Obligors aware of any basis for any such interference, re-examination or opposition proceedings;

(G)                               no such issued Patents, to Borrower’s Knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, the Obligors have not received any notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;

(H)                              the Borrower has no Knowledge that any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and

(I)                                   all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.

(c)                                  Material Intellectual Property.  Schedule 7.05(c) (as amended from time to time by Borrower in accordance with Section 7.21) contains an accurate list of the Obligor Intellectual Property that is material to Borrower’s business with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.

7.06                        No Actions or Proceedings.

(a)                                 Litigation.  There is no litigation, investigation or proceeding pending or, to the best of Borrower’s Knowledge, threatened with respect to Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 (as amended from time to time by Borrower in accordance with Section 7.21) or (ii) that involves this Agreement or the Transactions.

(b)                                 Environmental Matters.  The operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Labor Matters.  Borrower has not engaged in unfair labor practices and there are no material labor actions or disputes involving the employees of Borrower.

7.07                        Compliance with Laws and Agreements.  Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  On the date hereof and on each Borrowing Date, no Default has occurred and is continuing.

7.08                        Taxes.  Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all material tax returns and reports required to have been filed and has paid or caused to be paid all taxes (assessed above $100,000) required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.09                        Full Disclosure.  Borrower has disclosed (or posted on a data site accessible to the Lenders) to the Lenders all Material Agreements to which any Obligor is subject, and all other matters to its Knowledge, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished)

contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

7.10                        Regulation.

(a)                                 Investment Company Act.  Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b)                                 Margin Stock.  Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11                        Solvency.  Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12                        Subsidiaries.  Set forth on Schedule 7.12 is a complete and correct list of all Subsidiaries as of the date hereof.  Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.

7.13                        Indebtedness and Liens.  Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness for borrowed money of each Obligor outstanding as of the date hereof.  Schedule 7.13(b) is a complete and correct list of all Liens (other than Permitted Liens) granted by Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.

7.14                        Material Agreements.  Set forth on Schedule 7.14 (as amended from time to time by Borrower in accordance with Section 7.21) is a complete and correct list of (i) each Material Agreement and (ii) each agreement creating or evidencing any Material Indebtedness.  No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness.  Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.

7.15                        Restrictive Agreements.  None of the Obligors is subject to any material indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than (x) customary provisions in contracts (including without limitation leases and licenses of Intellectual Property and non-disclosure agreements) restricting the assignment thereof, (y) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(i), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (z) agreements (including licenses) entered into in connection with joint ventures or corporate collaborations), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary (each, a “Restrictive Agreement”), in each case except those listed on Schedule 7.15 or pursuant to this Agreement or any Security Document.

7.16                        Real Property.

(a)                                 Generally.  Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16  (as amended from time to time by Borrower in accordance with Section 7.21).

(b)                                 Borrower Lease.  (i) Borrower has delivered (or posted on a data site accessible to the Lenders) a true, accurate and complete copy of the Borrower Lease to Lenders.

(ii)                                  Borrower Lease is in full force and effect and no default has occurred under the Borrower Lease and, to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a default under the terms of the Borrower Lease.

(iii)                               Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease.

7.17                        Pension Matters.  Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, and (b) all Multiemployer Plans.  Each Qualified Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Each Obligor and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained.  Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) as of the date hereof no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding or is reasonably expected to occur.

7.18                        Collateral; Security Interest.  Each Security Document is effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and subject to the perfection requirements specifically set out in the Security Documents and registration requirements with respect to Intellectual Property, each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security

Document.  The Security Documents collectively are effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (subject only to Permitted Priority Liens).

7.19                        Regulatory Approvals.  Borrower and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.20                        Small Business Concern.  Borrower, together with its “affiliates” (as that term is defined in Title 13 of the United States Code of Federal Regulations) is a “Small Business” within the meaning of the SBIC Act, and the regulations promulgated thereunder (including part 107 and 121 of Title 13 of the United States Code of Federal Regulations). Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others (other than to its Subsidiaries), the purchase or discounting of debt obligations, factoring or long term leasing of equipment with no provision for maintenance or repair, and Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual.  Borrower acknowledges that it has been advised that PIOP is a Small Business Investment Company and licensee under the SBIC Act.  The information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652, and Form 1031 is accurate and complete.  Borrower acknowledges that the Lenders are relying on the representations and warranties made by Borrower to the SBA in the SBA Form 480 provided to the Lenders.

7.21                        Update of Schedules.  Each of Schedules 7.05(b) (in respect of the lists of Patents, Trademarks, and Copyrights under Section 7.05(b)(i)), 7.05(c), 7.06, 7.14 and 7.16 may be updated by Borrower from time to time in order to reflect any material change of such Schedule as of any upcoming date on which representations and warranties are made incorporating the information contained on such Schedule.  Such update may be accomplished by Borrower providing to the Majority Lenders, in writing (including by electronic means), a revised version of such Schedule in accordance with the provisions of Section 12.02.  Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.

SECTION 8
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, from the Effective Date, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been made) have been paid in full in cash:

8.01                        Financial Statements and Other Information.  Borrower will furnish to the Lenders:

(a)                                 as soon as available and in any event within 60 days after the end of the first three fiscal quarters of each fiscal year (or 90 days, in the case of the fourth fiscal quarter), the consolidated balance sheets of the Obligors as of the end of such quarter, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b)                                 as soon as available and in any event within 120 days after the end of each fiscal year, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Borrower;

(c)                                  together with the report of Borrower’s independent certified public accountants delivered pursuant to Section 8.01(b), a certificate of such independent public accountants stating that (i) such financial statements fairly present in all material respects the financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of Borrower and its Subsidiaries;

(d)                                 together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) including details of any issues that are material that are raised by auditors;

(e)                                  promptly upon receipt thereof, copies of all letters of representation signed by an Obligor to its auditors and copies of all auditor reports delivered for each fiscal quarter;

(f)                                   as soon as available, if prepared, a consolidated financial forecast for Borrower and its Subsidiaries for the following five fiscal years (or such shorter period of time as may be prepared), including forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries;

(g)                                  promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of such Obligor;

(h)                                 the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05;

(i)                                     promptly following Majority Lenders’ written request at any time, proof of Borrower’s compliance with Section 10.01; and

(j)                                    so long as the Equity Interests of Borrower are not listed on a recognized public securities exchange, within five (5) days of delivery, copies of all statements, reports and notices (including board kits) made available to holders of Borrower’s Equity Interests or holders of Permitted Cure Debt, provided that any such material may be redacted by Borrower to exclude information relating to the Lenders (including Borrower’s strategy regarding the Loans), information subject to attorney client privilege, information deemed highly confidential by the Board of Directors, and any information that would create a conflict of interest.

8.02                        Notices of Material Events.  Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a)                                 the occurrence of any Default;

(b)                                 notice of the occurrence of any event with respect to its property or assets resulting in a Loss aggregating to an amount greater than $1,000,000 (or the Equivalent Amount in other currencies) or more that is not covered by insurance;

(c)                                  (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in material environmental liability under Environmental Laws, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all material actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Borrower’s Knowledge, threatened against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d)                                 the assertion of any environmental matter by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $500,000 other than any environmental matter or alleged violation that, if adversely determined, could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect;

(e)                                  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(f)                                   (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g)                                  (i) the termination of any Material Agreement; (ii) the receipt by Borrower or any of its Subsidiaries of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) any material amendment to a Material Agreement, in each case, so long as the Equity Interests of Borrower are not listed on a recognized public securities exchange;

(h)                                 the reports and notices as required by the Security Documents;

(i)                                     within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(j)                                    promptly after the occurrence thereof, notice of any labor controversy resulting in or reasonably likely to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(k)                                 a licensing agreement or arrangement entered into by Borrower or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person that could reasonably be expected to result in a Material Adverse Effect;

(l)                                     any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(m)                             concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any material Intellectual Property by Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;

(n)                                 any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to Lenders an updated Annex 7 to the

Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change; or

(o)                                 such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto, to the extent applicable.

8.03                        Existence; Conduct of Business.

(a)                                 Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business in the ordinary course of business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

(b)                                 Without obtaining the prior written approval of PIOP, Borrower will not change within one (1) year after the date hereof, Borrower’s business activity to a business activity to which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act, as more specifically set forth under Part 107.720 of Title 13 of the United States Code of Federal Regulations.  If Borrower’s business activity changes to such a prohibited business activity or the proceeds are used for ineligible business activities, Borrower will use all commercially reasonable efforts and cooperate in good faith to assist PIOP to sell or transfer its Proportionate Share of the Loans in a commercially reasonable manner; provided that in no way shall this be considered PIOP’s sole remedy if Borrower’s business activity changes to such a prohibited business activity.

8.04                        Payment of Obligations.  Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness other than Permitted Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

8.05                        Insurance.  Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the reasonable request of Majority Lenders, Borrower shall furnish the Lenders from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies (“Relevant Insurance Policies”).  Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all Relevant Insurance Policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to Borrower without at least 30 days’ prior written notice to Borrower and the Lenders.  Receipt of notice of termination or cancellation of any Relevant Insurance Policies or reduction of coverages or amounts thereunder shall entitle the Lenders to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower.

8.06                        Books and Records; Inspection Rights.  Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing).

8.07                        Compliance with Laws and Other Obligations.  Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8.08                        Maintenance of Properties, Etc.  Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

8.09                        Licenses.  Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.10                        Action under Environmental Laws.  Such Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11                        Use of Proceeds.  The proceeds of the Loans will be used only as provided in Section 2.05.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.  Neither Borrower nor any of its affiliates (as that term is defined in Section 121.103 of Title 13 of the United States Code of Federal Regulation) will engage in any activities or use directly or indirectly the proceeds from the Loans for any purpose for which an SBIC is prohibited from providing funds by the SBIC Act as set forth in Section 107.720 of Title 13 of the United States Code of Federal Regulation.

8.12                        Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)                                 Subsidiary Guarantors.  Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder.  Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), such Obligor and its Subsidiaries concurrently will:

(i)                                     cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii)                                  take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder as provided in and to the extent required hereunder and under the Security Documents and the Guarantee Assumption Agreement;

(iii)                               to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders in respect of all outstanding issued shares of such Subsidiary; and

(iv)                              deliver such proof of corporate action, incumbency of officers, opinions of counsel as reasonably requested by the Majority Lenders and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have requested.

(b)                                 Foreign Subsidiaries.  In the event that, at any time, Foreign Subsidiaries have, in the aggregate, (i) total revenues constituting 5% or more of the total revenues of

Borrower and its Subsidiaries on a consolidated basis, or (ii) total assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time other than as provided in Section 8.16) Obligors shall cause one or more of such Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (i) and (ii) above; provided that no Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole.

(c)                                  Further Assurances.  Such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Majority Lenders to effectuate the provisions of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens in substantially all of the personal property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

8.13                        Termination of Non-Permitted Liens.  In the event that any Obligor shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of such Obligor, which Lien is not a Permitted Lien, such Obligor shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien.

8.14                        Intellectual Property.

(a)                                 Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, the Lenders are not assuming any liability or obligation of any Obligor or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Obligors and/or their Affiliates as the case may be.  Without limiting the foregoing, the Lenders are not assuming and shall not be responsible for any liabilities or Claims of Obligors or their Affiliates, whether present or future, absolute or contingent and whether or not relating to the Obligors, the Obligor Intellectual Property, and/or the Material Agreements, and Borrower shall indemnify and save harmless the Lenders from and against all such liabilities, Claims and Liens.

(b)                                 In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

8.15                        Small Business Documentation.  Borrower shall accurately complete, execute, and deliver to PIOP prior to the first Borrowing date, SBA Forms 480, 652, and 1031 (Parts A and B).

8.16                        Post-Closing Items.

(a)                                 Borrower shall use commercially reasonable efforts to cause each Borrower Landlord to execute and deliver to Lenders, not later than thirty (30) days from the date hereof, the Landlord Consent.

(b)                                 Borrower shall use commercially reasonable efforts to execute and deliver to the Lenders, not later than sixty (60) days from the date hereof, such duly executed Intellectual Property security agreements as the Lenders may require with respect to foreign Intellectual Property, and, not later than sixty (60) days from the date hereof, take such other action as the Lenders may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created thereunder in that portion of the Collateral consisting of Intellectual Property located outside the United States.

(c)                                  Any Foreign Subsidiary existing on the Effective Date and required to become a Subsidiary Guarantor pursuant to Section 8.12 shall only be required to take such action required by Section 8.12 within a commercially reasonably time period after the Effective Date.

SECTION 9
NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, from the Effective Date, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been made) have been paid in full in cash:

9.01                        Indebtedness.  Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)                                 the Obligations;

(b)                                 Indebtedness existing on the date hereof and set forth on Schedule 7.13(a) and Permitted Refinancings thereof;

(c)                                  Indebtedness fully subordinated to the Obligations pursuant to terms acceptable to the Majority Lenders in their reasonable discretion or pursuant to terms substantially similar to those set forth in form of subordination agreement attached hereto as Exhibit G;

(d)                                 Permitted Priority Debt;

(e)                                  accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or such Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(f)                                   Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor in the ordinary course of business;

(g)                                  Indebtedness (i) of any Obligor to any other Obligor and (ii) of any Obligor or Subsidiary of an Obligor to any other Obligor or Subsidiary of an Obligor, for intercompany indebtedness in the ordinary course of business consistent with past practices;

(h)                                 Guarantees by any Obligor of Indebtedness of any other Obligor; provided that the aggregate outstanding principal amount of such Indebtedness, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(i), does not exceed $500,000 (or the Equivalent Amount in other currencies) at any time;

(i)                                     normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness, when added to the aggregate principal amount of the outstanding Indebtedness permitted in reliance on Section 9.01(h), does not exceed $500,000 (or the Equivalent Amount in other currencies) at any time;

(j)                                    Permitted Cure Debt;

(k)                                 Indebtedness approved in advance in writing by the Majority Lenders;

(l)                                     Indebtedness under credit cards used in the ordinary course of business;

(m)                             Indebtedness in connection with non-speculative hedges, swaps or collars relating to foreign currency exchange entered into in the ordinary course of business;

(n)                                 Indebtedness with respect to letters of credit issued solely to support a real estate lease entered into in the ordinary course of business; and

(o)                                 other Indebtedness in an aggregate amount not exceeding $500,000 at any time outstanding.

9.02                        Liens.  Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens securing the Obligations;

(b)                                 any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.13(b); provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)                                  Liens securing “Permitted Priority Debt”, as described in the definition thereof;

(d)                                 Liens securing Indebtedness permitted under Section 9.01(i); provided that such Liens are restricted solely to the collateral described in Section 9.01(i);

(e)                                  Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, for which adequate reserves have been made if required in accordance with GAAP;

(f)                                   pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(g)                                  Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(h)                                 servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(i)                                     with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(j)                                    Bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(k)                                 deposits to secure the performance of bids, trade contracts and leases (not to include Indebtedness, except for Indebtedness permitted under Section 9.01(n)), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, credit cards and other obligations of a like nature incurred in the ordinary course of business;

(l)                                     Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.01(k) or securing appeal or other surety bonds related to such judgments;

(m)                             Liens on property of any Obligor securing obligations (other than Indebtedness for borrowed money), in an aggregate principal amount not to exceed $500,000; and

(n)                                 licenses of any Product or Intellectual Property that is permitted under Section 9.09.

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (m) shall apply to any Material Intellectual Property.

9.03                        Fundamental Changes and Acquisitions.  Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person, except:

(a)                                 Investments permitted under Section 9.05(e) or (f);

(b)                                 the merger, amalgamation or consolidation of any Subsidiary Guarantor with or into any other Obligor;

(c)                                  the sale, lease, transfer or other disposition by any Subsidiary Guarantor of any or all of its property (upon voluntary liquidation or otherwise) to any other Obligor; and

(d)                                 the sale, transfer or other disposition of the capital stock of any Subsidiary to any Obligor; and

(e)                                  Permitted Acquisitions, the amount of aggregate cash consideration for which does not exceed the sum of (A) $20,000,000 in the aggregate, and (B) provided that Borrower has Liquidity of at least 110% of all outstanding Obligations hereunder (the “Permitted Acquisitions Liquidity Threshold”), the difference between the amount of Borrower’s Liquidity and the Permitted Acquisitions Liquidity Threshold, as determined at the time of the execution of any term sheet or definitive documentation relating to such acquisition.

9.04                        Lines of Business.  Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary or a business reasonably related thereto.

9.05                        Investments.  Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)                                 Investments outstanding on the date hereof and identified in Schedule 9.05;

(b)                                 operating deposit and securities accounts with banks;

(c)                                  extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d)                                 Permitted Cash Equivalent Investments;

(e)                                  Investments in Borrower’s direct or indirect wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries);

(f)                                   Investments in Borrower’s direct or indirect Subsidiaries that are not Subsidiary Guarantors in an aggregate amount not exceeding $350,000 in any fiscal year;

(g)                                  Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency risks (and not for speculative purposes);

(h)                                 Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(i)                                     employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $200,000 outstanding at any time (or the Equivalent Amount in other currencies);

(j)                                    Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(k)                                 Investments permitted under Section 9.03;

(l)                                     Investments in joint ventures, corporate collaborations, partnerships or similar arrangements, provided that the cash and non-cash investment by Borrower in such Investments, cannot exceed $1,000,000 in the aggregate;

(m)                             Indebtedness permitted under Section 9.01(a), (f) and (h); and

(n)                                 other Investments by Borrower consisting of cash equivalents, provided, that each such Investment is made in accordance with Borrower’s Investment Policy, dated March 14, 2013, as amended or modified by Borrower’s audit committee in its reasonable business judgment from time to time.

9.06                        Restricted Payments.  Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)                                 Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

(b)                                 Borrower may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;

(c)                                  dividends or other distributions by any Subsidiary Guarantor to any other Obligor;

(d)                                 for the purpose of repurchasing Borrower’ stock, where such repurchase is in connection with the issuance of Borrower’s stock to management or members of the Board of Directors of Borrower, in an amount not exceeding $750,000 in repurchases in any fiscal year;

(e)                                  to pay customary fees, taxes and expenses of members of the Board of Directors of Borrower, in an amount approved by the compensation committee of the Board of Directors in its reasonable business judgment; and

(f)                                   to pay any fees, taxes or expenses in connection with a Qualified IPO.

9.07                        Payments of Indebtedness.  Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness and (iii) repayment of intercompany Indebtedness permitted in reliance upon Section 9.01(g).

9.08                        Change in Fiscal Year.  Such Obligor will not, and will not permit any of its Subsidiaries to, maintain a last day of its fiscal year different from that in effect on the date hereof.

9.09                        Sales of Assets, Etc.  Unless the prepayment required under Section 3.03(b)(i) simultaneously is made, such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)                                 transfers of cash in the ordinary course of its business;

(b)                                 sales of inventory in the ordinary course of its business;

(c)                                  development and other collaborative arrangements where such arrangements provide for the licenses under or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights where such license requires periodic payments based on per unit sales of a product over a period of time or other consideration and provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;

(d)                                 licenses entered into in the ordinary course of business of Obligor Intellectual Property or other property owned by an Obligor which may only be exclusive with respective to geographical location outside the US, provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;

(e)                                  non-exclusive licenses of Obligor Intellectual Property entered into in the ordinary course of business;

(f)                                   transfers of Property by any Subsidiary Guarantor to any other Obligor;

(g)                                  dispositions of any Property that is obsolete or worn out or no longer used or useful in the Business;

(h)                                 any transaction permitted under Section 9.03 or 9.05; and

(i)                                     other Asset Sales not exceeding $250,000 in the aggregate in any fiscal year.

9.10                        Transactions with Affiliates.  Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                                 transactions between or among Obligors;

(b)                                 any transaction permitted under Section 9.01, 9.05, 9.06 or 9.09;

(c)                                  customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business,

(d)                                 Borrower may issue Equity Interests to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower; and

(e)                                  the transactions set forth on Schedule 9.10.

9.11                        Restrictive Agreements.  Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (a) restrictions and conditions imposed by law or by this Agreement, (b) Restrictive Agreements listed on Schedule 7.15, and (c) Restricted Agreements in form and substance consistent with the Restrictive Agreements existing on the date hereof.

9.12                        Amendments to Material Agreements.  Such Obligor will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Material Agreement in any manner that is materially adverse to the Lenders or terminate any Material Agreement if such termination is materially adverse to the Lenders.

9.13                        Operating Leases.  Borrower will not, and will not permit any of its Subsidiaries to, make any expenditures in respect of operating leases, except for:

(a)                                 real estate operating leases;

(b)                                 vehicle operating leases,

(c)                                  operating leases between Borrower and any of its wholly-owned Subsidiaries or between any of Borrower’s wholly-owned Subsidiaries; and

(d)                                 operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $250,000 (or the Equivalent Amount in other currencies) in any fiscal year.

9.14                        Sales and Leasebacks.  Except as disclosed on Schedule 9.14, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15                        Hazardous Material.  Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

9.16                        Accounting Changes.  Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or any other applicable accounting regime.

9.17                        Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect.  No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

SECTION 10
FINANCIAL COVENANTS

10.01                 Minimum Liquidity.  On and after the Effective Date, Borrower shall maintain Liquidity, as of the end of each Business Day, in an amount which shall exceed the greater of (i) $5,000,000 and (ii) to the extent Borrower has incurred Permitted Priority Debt, Liquidity, if any, required of Borrower by Borrower’s Permitted Priority Debt creditors.

10.02                 Minimum Revenue.  Borrower and its Subsidiaries shall have annual Revenue in accordance with GAAP (for each respective calendar year, the “Minimum Required Revenue”):

(a)                                 during the twelve month period beginning on January 1, 2014, of at least $20,000,000;

(b)                                 during the twelve month period beginning on January 1, 2015, of at least $25,000,000;

(c)                                  during the twelve month period beginning on January 1, 2016, of at least $30,000,000;

(d)                                 during the twelve month period beginning on January 1, 2017, of at least $40,000,000;

(e)                                  during the twelve month period beginning on January 1, 2018, of at least $50,000,000; and

(f)                                   during the twelve month period beginning on January 1, 2019, of at least $70,000,000.

10.03                 Cure Right.

(a)                                 Notwithstanding anything to the contrary contained in Section 11, in the event that the Borrower fails to comply with the covenants contained in Section 10.02(a) through (e) (such covenants for such applicable periods being the “Specified Financial Covenants”), Borrower shall have the right within 90 (ninety) days after the end of the respective calendar year:

(i)                                     to issue additional shares of Equity Interests in exchange for cash (the “Equity Cure Right”), and/or

(ii)                                  to borrow Permitted Cure Debt (the “Subordinated Debt Cure Right” and, collectively with the Equity Cure Right, the “Cure Right”),

in an aggregate amount equal to (x) two (2) multiplied by (y) the applicable Minimum Required Revenue less Borrower’s actual annual Revenue over the relevant testing period for the applicable Minimum Required Revenue (the “Cure Amount”).  The cash therefrom immediately shall be contributed as equity or subordinated debt (only as permitted pursuant to Section 9.01), as applicable, to Borrower, and upon the receipt by Borrower of the Cure Amount pursuant to the exercise of such Cure Right, such Cure Amount shall be deemed to constitute Revenue of Borrower in such period for purposes of the Specified Financial Covenants and the Specified Financial Covenants shall be recalculated for all purposes under the Loan Documents. If, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the Specified Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Specified Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Specified Financial Covenants that had occurred, the related Default and Event of Default, shall be deemed cured without any further action of Borrower or Lenders for all purposes under the Loan Documents.

(b)                                 Notwithstanding anything herein to the contrary (i) the aggregate net proceeds in respect of any Cure Amount received by Borrower from investors investing in or lending to Borrower pursuant to Section 10.03(a) shall be used to immediately prepay the Loan, without any prepayment premium, credited in the order set forth in Sections 3.03(b)(i)(A)-(E).

SECTION 11
EVENTS OF DEFAULT

11.01                 Events of Default.  Each of the following events, occurring on or after the Effective Date (except in the case of (h) through (j) below), shall constitute an “Event of Default”:

(a)                                 Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of three (3) Business Days;

(b)                                 any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of Obligations payable on demand and consisting of indemnified amounts or costs and expenses, fifteen (15) Business Days, and (ii) in all other cases, seven (7) Business Days;

(c)                                  any representation or warranty made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, when taken as a whole, shall be materially misleading and incorrect when made;

(d)                                 any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03(a) (with respect to Borrower’s existence), 8.11, 8.12, 8.14, 8.17(c), 9 or 10;

(e)                                  any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 25 or more days;

(f)                                   Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g)                                  (i) any “event of default” or similar event by any Obligor under, any Material Agreement, or any other breach under any Material Agreement that has not been cured within the timeframe permitted thereunder, (ii) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(h)                                 any Obligor with assets (at fair market value) constituting more than five percent (5%) of the asset value of Borrower and its Subsidiaries on a consolidated basis:

(i)                                     becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii)                                  commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii)                               institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv)                              applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v)                                 takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or (i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i)                                     any petition is filed, application made or other proceeding instituted against or in respect of any Obligor with assets (at fair market value) constituting more than five percent (5%) of the asset value of Borrower and its Subsidiaries on a consolidated basis (and not removed, dismissed or stayed for a period of forty-five (45) days):

(i)                                     seeking to adjudicate it an insolvent;

(ii)                                  seeking a receiving order against it;

(iii)                               seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv)                              seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j)                                    any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (or the Equivalent Amount in other currencies), which is not covered by insurance, shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l)                                     (i) an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of all Obligations;

(m)                             a Change of Control (subject, for the avoidance of doubt, to Borrower’s right to prepay under Section 3.03(b)(ii)) shall have occurred;

(n)                                 a Material Adverse Change shall have occurred;

(o)                                 (i) any material Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral (to the extent perfection is required herein or therein) in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13), or the enforceability thereof, shall be repudiated or contested by any Obligor; and

(p)                                 any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products in the United States for more than 45 consecutive calendar days;

11.02                 Remedies.  Upon the occurrence and during the continuation of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of an Event of Default described in Section 11.01(h), (i) or (j), the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12
MISCELLANEOUS

12.01                 No Waiver.  No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.02                 Notices.  All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or electronic mail) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.  All such communications provided for herein by telecopy or electronic mail shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).  Notwithstanding anything to the contrary in this Agreement, all notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Control Agent and the Control Agent shall promptly deliver such notices, documents, certificates and other deliverables to the other Lenders hereunder.

12.03                 Expenses, Indemnification, Etc.

(a)                                 Expenses.  Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable out of pocket costs and expenses (including the reasonable fees and expenses of Morrison & Foerster LLP, special counsel to the Lenders, and any sales, goods and services or other similar taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that Borrower shall not be required to pay or reimburse any amounts pursuant to Section 12.03(a)(i)(x) in excess of the Expense Cap; provided further that, so long as the Loans are consummated, then such fees shall be credited from the fees paid by the Borrower pursuant to Section 2.03.

(b)                                 Indemnification.  Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.  Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.”  No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

12.04                 Amendments, Etc.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Majority Lenders.  Any consent, approval, (including without limitation any approval of or authorization for any amendment to any of the Loan Documents), instruction or other expression of the Lenders under any of the Loan Documents may be obtained by an instrument in writing signed in one or more counterparts by Majority Lenders; provided however, that the consent of all of the Lenders shall be required to:

(a)                                 amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;

(b)                                 amend the provisions of Section 6 as it applies to any specific Lender’s obligation to fund the Loans hereunder;

(c)                                  amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof; or

(d)                                 amend this Section 12.04.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

12.05                 Successors and Assigns.

(a)                                 General.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Majority Lenders.  No Lender may assign or otherwise transfer any of their rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.05(b), (ii) by way of participation in accordance with the provisions of Section 12.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(f), and any other attempted assignment or transfer by any Lender shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d)

and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any of the Lenders may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower or, unless an Event of Default has occurred and is continuing, any other Person that is not an Eligible Assignee.  Subject to the recording thereof by the Lenders pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lenders under this Agreement, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 12.03.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(e).

(c)                                  Amendments to Loan Documents.  Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 12.05.

(d)                                 Register.  Each Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices (which shall be the office of the Control Agent) a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Participations.  Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest.  Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.03(g) as if it were an assignee under Section 12.05(b); and (B) shall not be entitled to receive any greater payment under Sections 5.01 or 5.03 with respect to any participation, than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f)                                   Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(g)                                  Certain Pledges.  The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

12.06                 Survival.  The obligations of Borrower under Sections 5.01, 5.02, 5.03, 12.03, 12.05, 12.09, 12.10, 12.11, 12.12, 12.13, 12.14 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Loans and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Loans, herein or pursuant hereto shall survive the making of such representation and warranty.

12.07                 Captions.  The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.08                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.09                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

12.10                 Jurisdiction, Service of Process and Venue.

(a)                                 Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 12.10(a) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(b)                                 Alternative Process.  Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c)                                  Waiver of Venue, Etc.  Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

12.11                 Waiver of Jury Trial.  EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.12                 Waiver of Immunity.  To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

12.13                 Entire Agreement.  This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.14                 Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

12.15                 No Fiduciary Relationship.  Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor.  This Agreement and the other Loan Documents do not create a joint venture among the parties.

12.16                 Confidentiality.  The Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Non-Disclosure Agreement (defined below)) in accordance with the terms of that certain non-disclosure agreement dated July 14, 2014 between Borrower and Capital Royalty L.P. (the “Non-Disclosure Agreement”).  Any new Lender that becomes party to this Agreement hereby agrees to be bound by the terms of the Non-Disclosure Agreement.  The parties to this Agreement shall prepare a mutually agreeable press release announcing the completion of this transaction, subject to timing approved by the Borrower.

12.17                 USA PATRIOT Act.  The Lenders hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

12.18                 Maximum Rate of Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”).  If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor.  In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

12.19                 Certain Waivers.

(a)                                 Real Property Security Waivers.

(i)                                     Each Obligor acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents.  Lenders may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales.  Each Obligor agrees that Lenders may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of any Obligor under the Loan Documents, except to the extent Lenders realize payment by such action or proceeding.  No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of Lenders’ rights to proceed in any other form of action or against any Obligor or any other Person, or diminish the liability of any Obligor, or affect the right of Lenders to proceed against any Obligor for any deficiency, except to the extent Lenders realize payment by such action, notwithstanding the effect of such action upon any Obligor’s rights of subrogation, reimbursement or indemnity, if any, against Obligor or any other Person.

(ii)                                  To the extent permitted under applicable law, each Obligor hereby waives any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(iii)                               To the extent permitted under applicable law, each Obligor hereby waives all rights and defenses that such Obligor may have because the Obligations are or may be secured by real property.  This means, among other things:

(A)                               Lenders may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor;

(B)                               If Lenders foreclose on any real property collateral pledged by any Obligor:

(1)                                 The amount of the Loans may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2)                                 Lenders may collect from each Obligor even if Lenders, by foreclosing on the real property collateral, have destroyed any right that such Obligor may have to collect from any other Obligor.

(3)                                 To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are or may be secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(iv)                              To the extent permitted under applicable law, each Obligor waives all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(b)                                 Waiver of Marshaling.  Without limiting the foregoing in any way, each Obligor hereby irrevocably waives and releases, to the extent permitted by Law, any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) to require the marshaling of any assets of any Obligor, which right of marshaling might otherwise arise from any payments made or obligations performed.

12.20                 Prefiling Authorization.  The Borrower hereby confirms the authority of the Lenders, to file (including prefile prior to the execution of the Security Agreement) any and all UCC-1 financing statements or other records naming the Borrower, as debtor, and the Lenders, as secured parties, and describing the Collateral in any manner as the Lenders may reasonably determine and identifying such Collateral as all of debtor’s assets or describing the Collateral by type, in such office or offices as the Lenders deem necessary or desirable, in order to perfect the security interests purported to be created by the Security Documents.  The Lenders agree to terminate these filings promptly upon the request of Borrower should the First Term Loan not fund for any reason.

SECTION 13
GUARANTEE

13.01                 The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02                 Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)                                  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)                                 any lien or security interest granted to, or in favor of, the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03                 Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04                 Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitment of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05                 Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.06                 Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Lenders, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07                 Continuing Guarantee.  The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08                 Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary

Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the first Borrowing Date, as of such Borrowing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

13.09                 General Limitation on Guarantee Obligations.  In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

NEVRO CORP.

By	/s/ Andrew Galligan
Name: Andrew Galligan
Title: Chief Financial Officer

Address for Notices:
4040 Campbell Avenue, Suite 210
Menlo Park, CA 94025
Attn: Andrew Galligan
Tel.: 650.433.3205
Fax: 650.433.3984
Email: galligan@nevro.com

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
	Name:	Charles Tate
	Title:	Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP LLC, its General Partner

By	/s/ Charles Tate
	Name:	Charles Tate
	Title:	Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
	Name:	Charles Tate
	Title:	Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Schedule 1
to Term Loan Agreement

COMMITMENTS

Lender	Commitment	Proportionate Share
Capital Royalty Partners II L.P.	$20,000,000	40%
Capital Royalty Partners II — Parallel Fund “A” L.P.	$20,000,000	40%
Parallel Investment Opportunities Partners II L.P.	$10,000,000	20%
TOTAL	$50,000,000	100%

Schedule 7.05(b)

to Term Loan Agreement

CERTAIN INTELLECTUAL PROPERTY

Patents (as of September 29, 2014):

Country code	Application No.	Description	Filing Date	Priority Date	Patent No.	Issue Date	Pub. No.	Pub. Date
US	12/264,836	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/04/08	11/05/07			US 2009-0204173	8/19/2009
AU	2008324795	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			AU 2008324795	5/14/2009
AU	2014215942	Multi-Frequency Neural Treatments and Associated Systems and Methods	08/19/14	11/05/07
CA	2704564	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			CA 2704564	5/14/2009
EP	08847097.6	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			EP 2207587	7/21/2010
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EP	09751405.3	Implantable Neural Stimulation Electrode Assemblies and Methods for Stimulating Spinal Neural Sites	05/19/09	05/19/08			EP 2318090	5/11/2011

US	12/129,078	Percutaneous Leads with Laterally Displaceable Sections, and Associated Systems and Methods	05/29/08	05/19/08	8,108,052	1/31/2012	US 2009-0299444	12/3/2009
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AU	2013202918	Systems and Methods for Producing Asynchronous Neural Responses to Treat Pain and/or Other Patient Conditions	04/08/13	01/29/09	AU 2013202918	1/2/2014	UA 20132092918	5/2/2013
US	13/544,727	Systems and Methods for Producing Asynchronous Neural Responses to Treat Pain and/or Other Patient Conditions	07/09/12	01/29/09	8,509,906	8/13/2013	US 2013-0041425	2/14/2013
US	13/857,960	Systems and Methods for Producing Asynchronous Neural Responses to Treat Pain and/or Other Patient Conditions	04/05/13	01/29/09	8,849,410	9/30/2014	US 2014-0180359	6/26/2014
US	14/483,061	Systems and Methods for Producing Asynchronous Neural Responses to Treat Pain and/or Other Patient Conditions	09/10/14	01/29/09
US	12/703,683	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	02/10/10	02/10/09	8,355,797	1/15/2013	US 2010-0211135	8/19/2010
CA	2751579	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	02/10/10	02/10/09			CA 2751579	8/19/2010
EP	10705946.1	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	02/10/10	02/10/09	EP 2403589	1/22/2014	EP 2403589	1/11/2012
EP	14151730.0	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	01/20/14	02/10/09			EP 2762197	8/6/2014
US	13/740,917	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	01/14/13	02/10/09			US 2013-0261694	10/3/2013
AU	2010213807	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	02/10/10	02/10/09			AU 2010213807	8/25/2011
AU	2013203268	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	04/09/13	02/10/09	AU 2013203268	1/16/2014	AU 2013203268	5/2/2013
EP	10730001.4	Systems and Methods for Adjusting Electrical Therapy Based on Impedance Changes	06/25/10	07/08/09			EP 2451523	5/16/2012
US	12/499,769	Systems and Methods for Adjusting Electrical Therapy Based on Impedance Changes	07/08/09	07/08/09	8,311,639	11/13/2012	US 2011-0009927	1/13/2011
US	13/669,377	Systems and Methods for Detecting Faults and/or Adjusting Electrical Therapy Based on Impedance Changes	11/05/12	11/04/11			US 2013-0116752	5/9/2013

US	13/908,817	Systems and Methods for Detecting Faults and/or Adjusting Electrical Therapy Based on Impedance Changes	06/03/13	11/04/11	8,639,351	1/28/2014	US 2013-310892	11/21/2013
US	14/149,654	Systems and Methods for Detecting Faults and/or Adjusting Electrical Therapy Based on Impedance Changes	01/07/14	11/04/11			US 2014-0142655	5/22/2014
JP	2012-519569	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	06/25/10	07/08/09			JP 2012-532672	12/20/2012
JP	2014-029140	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	02/19/14	07/08/09			JP 2014-097424	5/29/2014
CA	2767358	Systems and Method for Delivering Neural Therapy Correlated with Patient Status	06/25/10	07/08/09			CA 2767358	1/13/2011
US	13/620,519	Systems and Methods for Adjusting Electrical Therapy Based on Impedance Changes	09/14/12	07/08/09	8,457,759	6/4/2013	US 2013-0073007	3/21/2013
AU	2010270830	“Parameter Learning and Automatic Implementation” - Systems and Method for Delivering Neural Therapy Correlated with Patient Status	06/25/10	07/08/09			AU 2010270830	2/2/2012
EP	10767788.2	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	04/22/10	04/22/09	EP 2421600	3/5/2014	EP 2421600	2/29/2012
EP	14152029.6	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	01/21/14	04/22/09			EP 2756864	7/23/2014
US	12/765,685	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	04/22/10	04/22/09			US 2010-0274312	10/28/2010
US	14/292,671	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	05/30/14	04/22/09
AU	2010238752	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	04/22/10	04/22/09			AU 2010238752	11/10/2011
AU	2014218410	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	08/28/14	04/22/09
CA	2758944	Spinal Cord Modulation for Inducing Paresthetic and Anesthetic Effects, and Associated Systems and Methods	04/22/10	04/22/09			CA 2758944	10/28/2010
US	12/510,930	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	07/28/09	07/28/09	8,498,710	7/30/2013	US 2011-0029040	2/3/2011
US	13/914,494	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	06/06/13	07/28/09	8,712,535	4/29/2014	US 2014-0031893	1/30/2014
US	14/226,644	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	03/26/14	07/28/09

JP	2012-523004	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	07/28/10	07/28/09			JP 2013500779	1/10/2013
AU	2010279054	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	07/28/10	07/28/09			AU 2010279054	2/16/2012
CA	2769384	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	07/28/10	07/28/09			CA 2769384	2/3/2011
EP	10739797.8	Linked Area Parameter Adjustment for Spinal Cord Stimulation and Associated Systems and Methods	07/28/10	07/28/09			EP 2459271	6/6/2012
US	12/765,747	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09	8,712,533	4/29/2014	US 2010-0274314	10/28/2010
US	13/245,450	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/26/11	05/08/09	8,170,675	5/1/2012	US 2012-0016437	1/19/2012
US	13/245,471	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/26/11	05/08/09	8,209,021	6/26/2012	US 2012-0016438	1/19/2012
US	13/398,693	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	02/16/12	05/08/09	8,396,559	3/12/2013	US 2012-0158093	6/21/2012
US	13/446,944	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,355,792	1/15/2013	US 2012-0197369	8/2/2012
US	13/446,970	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,359,102	1/22/2013	US 2012-0203303	8/9/2012
US	13/446,992	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,359,103	1/22/2013	US 2012-0203319	8/9/2012
US	13/447,026	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,509,905	8/13/2013	US 2012-0203304	8/9/2012
US	13/447,050	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,428,748	4/23/2013	US 2012-0209349	8/16/2012

US	13/620,235	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/14/12	05/08/09			US 2013-0172955	7/4/2013
US	13/725,770	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	12/21/12	05/08/09	8,694,109	4/8/2014	US 2013-0110196	5/2/2013
US	13/728,965	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	12/27/12	05/08/09	8,718,781	5/6/2014	US 2013-0123879	5/16/2013
US	13/830,788	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09	8,554,326	10/8/2013	US 2013-0204320	8/8/2013
US	13/830,886	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09			US 2013-0204321	8/8/2013
US	13/830,992	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09			US 2013-0204338	8/8/2013
US	13/831,057	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09	8,718,782	5/6/2014	US 2013-0204322	8/8/2013
US	14/037,193	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09	8,792,988	7/29/2014	US 2014-0031896	1/30/2014
US	14/037,230	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09	8,862,239	10/14/2014	US 2014-0025134	1/23/2014
US	14/037,262	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09			US 2014-0025146	1/23/2014
US	14/164,044	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142673	5/22/2014
US	14/164,057	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142656	5/22/2014

US	14/164,082	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142657	5/22/2014
US	14/164,096	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142658	5/22/2014
US	14/164,100	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142659	5/22/2014
US	14/199,867	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/06/14	05/08/09			US 2014-0188187	7/3/2014
US	14/261,369	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/24/14	05/08/09
CN	201080027829.0	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			CN 102458569	5/16/2012
EP	12190886.7	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	10/30/12	05/08/09			EP 2586488	5/1/2013
AU	2010238763	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09	AU 2010238763	9/12/2013	AU 2010238763	11/10/2011
AU	2013200870	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	02/18/13	05/08/09	AU 2013200870	7/25/2013	AU 2013200870	3/7/2013
AU	2013202376	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/03/13	05/08/09	AU 2013202376	9/26/2013	AU 2013202376	5/2/2013
AU	2013205599	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	05/01/13	05/08/09	AU 2013205599 B2	3/13/2014	AU 2013205599	5/23/2013
AU	2013263724	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263724	3/20/2014	AU 2013263724	12/19/2013

AU	2013263726	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09			AU 2013263726	12/13/2013
AU	2013263729	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263729 B2	5/27/2014	AU 2013263729	12/19/2013
AU	2013263731	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263731 B2	9/4/2014	AU 2013263731	12/19/2013
AU	2014221243	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/04/14	05/08/09
KR	10-2011-7027646	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			KR 20120024623	3/14/2012
CA	2758975	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			CA 2758975	10/28/2010
EP	10160641.6	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/21/10	05/08/09	EP 2243510	4/9/2014	EP 2243510	10/27/2010
JP	2012-507399	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			JP 2012524629	10/18/2012
US	13/935,294	Couplings for Implanted Leads and External Stimulators, and Associated Systems and Methods	07/03/13	09/18/09			US 2013-0325092	12/5/2013
EP	10817939	Couplings for Implanted Leads and External Stimulators, and Associated Systems and Methods	09/17/10	09/18/09			EP 2477693	7/25/2012
AU	2010295422	Couplings for Implanted Leads and External Stimulators, and Associated Systems and Methods	09/17/10	09/18/09	AU 2010295422 B2	8/14/2014	AU 2010295422	5/10/2012
US	12/765,810	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			US 2010-0274317	10/28/2010
US	12/765,824	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09	8,838,248	9/16/2014	US 2010-0274318	10/28/2010

US	12/765,790	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09	8,694,108	4/8/2014	US 2010-0274316	10/28/2010
US	13/245,500	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	09/26/11	04/22/09	8,423,147	4/16/2013	US 2012-0016439	1/19/2012
US	14/480,348	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	09/08/14	04/22/09
CN	201080027826.7	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			CN 102458568	5/16/2012
AU	2010238768	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			AU 2010238768	11/10/2011
CA	2759018	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			CA 2759018	10/28/2010
KR	10-2011-7027645	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			KR 20120028307	3/22/2012
EP	10160733.1	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			EP 2243511	10/28/2010
JP	2012-507401	Devices for Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Simplified Controllers	04/22/10	04/22/09			JP 2012524630	10/18/2012
US	12/895,403	Systems and Methods for Positioning Implanted Devices in a Patient	09/30/10	09/30/10			US 2012-0083856	4/5/2012
US	12/895,438	Systems and Methods for Detecting Intrathecal Penetration	09/30/10	09/30/10	8,805,519	8/12/2014	US 2012-0083709	4/5/2012
US	14/326,301	Systems and Methods for Detecting Intrathecal Penetration	07/08/14	09/30/10
US	13/076,197	Systems and Methods for Selecting Neural Modulation Contacts from Among Multiple Contacts	03/30/11	03/30/11			US 2012-0253422	10/4/2012
US	13/308,436	Extended Pain Relief via High Frequency Spinal Cord Modulation, and Associated Systems and Methods	11/30/11	11/30/10	8,649,874	2/11/2014	US 2012-0172946	7/5/2012

US	14/163,149	Extended Pain Relief via High Frequency Spinal Cord Modulation, and Associated Systems and Methods	01/24/14	11/30/10	US 2014-0207207	7/24/2014
AU	2011336606	Extended Pain Relief via High Frequency Spinal Cord Modulation, and Associated Systems and Methods	06/24/13	11/30/10	AU 2011336606	7/18/2013
US	13/232,714	Tapered, Curved Stylet for Inserting Spinal Cord Modulation Leads and Associated Systems and Methods	09/14/11	09/14/11	US 2013-0066331	3/14/2013
US	13/750,802	Lead Anchor and Associated Systems and Methods	01/25/13	01/25/12	US 2013-0204336	8/8/2013
EP	13741117.9	Lead Anchor and Associated Systems and Methods	07/25/14	01/25/12
AU	2013211937	Lead Anchor and Associated Systems and Methods	08/18/14	01/25/12
US	13/645,387	Modeling Positions of Implanted Devices in a Patient	10/04/12	10/04/11	US 2013-0096642	4/18/2013
AU	2012318586	Modeling Positions of Implanted Devices in a Patient	04/28/14	10/04/11
EP	12838699.2	Modeling Positions of Implanted Devices in a Patient	03/31/14	10/04/11	EP 2763743	8/13/2014
US	13/291,985	Medical Device Contact Assemblies for Use with Implantable Leads, and Associated Systems and Methods	11/08/11	11/08/11	US 2013-0116754	5/9/2013
EP	EP 12847854.2	Medical Device Contact Assemblies for Use with Implantable Leads, and Associated Systems and Methods	05/07/14	11/08/11
AU	201235722	Medical Device Contact Assemblies for Use with Implantable Leads, and Associated Systems and Methods	06/01/14	11/08/11
US	13/831,151	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	09/08/11	US 2013-0204323	8/8/2013
US	13/831,241	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	09/08/11	US 2013-0261695	10/3/2013
US	13/607,617	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	09/07/12	09/08/11	US 2013-0066411	3/14/2013
US	13/831,300	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	09/08/11	US 2013-0204324	8/8/2013
US	13/831,381	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	09/08/11	US 2013-0261696	10/3/2013

AU	2012304370	Selective High Frequency Spinal Cord Modulation for Inhibiting Pain, including Migraine Pain with Reduced Side Effects, and Associated Systems and Methods	03/04/13	09/08/11			AU 2012304370	3/20/2014
US	13/669,350	Medical Device Communication and Charging Assemblies for Use with Implantable Pulse Generators, and Associated Systems and Methods	11/05/12	11/04/11			US 2013-0116763	5/9/2013
US	29/436,395	Implantable Signal Generator	11/05/12	11/05/12
US	29/451,693	Implantable Signal Generator	04/05/13	11/05/12
AU	2012332102	Medical Device Communication and Charging Assemblies for Use with Implantable Pulse Generators, and Associated Systems and Methods	05/21/14	11/04/11
EP	002230656-0001/0002	Implantable Signal Generator	05/04/13	11/05/12
KR	30-2013-23603	Implantable Signal Generator	05/03/13	11/05/12
CN	201330153914.8	Implantable Signal Generator	05/03/13	11/05/12	ZL201330153914.8	5/7/2014
AU	348008	Implantable Signal Generator	05/03/13	11/05/12
EP	EP 12846703.2	Medical Device Communication and Charging Assemblies for Use with Implantable Pulse Generators, and Associated Systems and Methods	05/07/14	11/04/11			EP 2773423	9/10/2014
WO	US2013/034711	Devices Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Controllers for Automated Parameter Selection	03/29/13	04/02/12			WO 2013-151906	10/10/2013
US	13/831,539	Devices Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Controllers for Automated Parameter Selection	03/14/13	04/02/12	8,676,331	3/18/2014	US 2013-0261697	10/3/2013
US	14/167,968	Devices Controlling High Frequency Spinal Cord Modulation for Inhibiting Pain, and Associated Systems and Methods, Including Controllers for Automated Parameter Selection	01/29/14	04/02/12			US 2014-0200627	7/17/2014
US	13/710,341	Lead Insertion Devices and Associated Systems and Methods	12/10/12	12/10/12			US 2014-0163655	6/12/2014
US	13/922,765	Autonomic Nervous System Control via High Frequency Spinal Cord Modulation and Associated Systems and Methods	06/20/13	06/22/12
US	14/161,512	System and Method for Systematically Testing a Plurality of Therapy Programs in a Patient Therapy Devices	01/22/14	01/22/13
US	14/161,554	Systems and Methods for Automatically Programming Patient Therapy Devices	01/22/14	01/22/13
US	14/309,830	Active Fixation Spinal Cord Stimulation Lead and Anchor Tool	06/19/14	06/28/13

WO	US2014/43522	Active Fixation Spinal Cord Stimulation Lead and Anchor Tool	06/20/14	06/28/13
US	14/161,592	Systems and Methods for Deploying Patient Therpay Devices	01/22/14	01/22/13
US	14/268,575	Molded Header for Implanted Spinal Cord Pulse Generators and Associated Systems and Methods	05/02/14	05/03/13
WO	US2014/36576	Molded Header for Implanted Spinal Cord Pulse Generators and Associated Systems and Methods	05/02/14	05/03/13
US	14/447,095	Physician Programmer with Enhanced Graphical User Interface, and Associated Systems and Methods	07/30/14	07/31/13
US	62/000,985	Implanted Pulse Generators with Reduced Power Consumption Via Signal Strength/Duration Characteristics, and Associated Systems and Methods	05/20/14	05/20/14
US	14/300,193	Methods and Systems for Disease Treatment Using High Frequency Electrical Stimulation	06/09/14	06/10/13
US	61/901,255	Spinal Cord Modulation for Inhibiting Pain Via Short Pulse Width Waverforms, and Associated Systems and Methods	11/07/13	11/07/13
US	61/949,966	Systems and Methods for Responding to Perceived Therapy Loss During Spinal Cord Stimulation	03/07/14	03/07/14
US	61/987,891	MRI Compatible Medical Devices	05/02/14	05/02/14

Licensed Patents (as of September 30, 2014):

Country code	Application No.	Title	Filing Date	Priority Date	Patent No.	Issue Date	Pub. No.	Pub. Date
US	11/370,967	HF Regional Anesthetic	03/07/06	03/07/06	8,027,718	9/27/2011	US 2007-0213771	9/13/2007
US	12/045,394	Neural Block Therapy	03/10/08	09/26/05	8,798,754	8/5/2014	US 2008-0154333	6/26/2008
US	14/059,246	Neural Block Therapy	10/21/13	09/26/05

Trademarks (as of September 29, 2014):

Country	Mark Name	Current Appl. No	Current Appl. Date	Current Reg No	Current Reg Date	CLASSGOODS
United States	HF10	85/849,876	02/14/2013

(010 - INTERNATIONAL) Medical device, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control

Australia	HF10	1572217	08/01/2013	1572217	11/27/2013

(010 - INTERNATIONAL) Medical device, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control

Canada	HF10	1,630,524	06/11/2013

(W - NATIONAL) Medical device, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control

Switzerland	HF10	57034/2013	06/12/2013	648.337	06/12/2013

(010 - INTERNATIONAL) Medical device, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control

Community Trademark (European Union)	HF10	011888922	06/11/2013	011888922	11/04/2013

(010 - INTERNATIONAL) Medical devices, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control.

Turkey	HF10	2013/68539	08/13/2013

(010 - INTERNATIONAL) Medical device, namely, an electrical stimulation device for pain control; medical device for use in tissue and neural tissue for modulating neurological signals; electrical neuromodulation therapy device for pain control

United States	LEADERSHIP THROUGH INNOVATION	85/873,959	03/12/2013			(010 - INTERNATIONAL) Medical and surgical instruments and apparatus, namely, neuromodulation devices and components therefor
Australia	LEADERSHIP THROUGH INNOVATION	1576954	08/27/2013	1576954	12/11/2013	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus, namely, neuromodulation devices and components therefor
Community Trademark (European Union)	LEADERSHIP THROUGH INNOVATION	012083796	08/22/2013			(010 - INTERNATIONAL) Medical and surgical instruments and apparatus; medical and surgical instruments and apparatus, namely, neuromodulation devices and components therefor
United States	NEVRO	77/165,563	04/25/2007	3,923,415	02/22/2011	(010 - INTERNATIONAL) Medical device, namely, an implantable electrical stimulation device for pain control
United States	NEVRO	85/066,199	06/18/2010	4,280,175	01/22/2013	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus and components therefor; namely, devices for use in tissue and neural tissue for modulating neurological signals
United States	NEVRO	85/254,957	03/01/2011			(044 - INTERNATIONAL) Professional consultation in the use of medical equipment, namely, devices for use in tissue and neural tissue for modulating neurological signals

Australia	NEVRO	1400511	12/17/2010	1400511	08/05/2011	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus and components therefor; namely, devices for use in tissue and neural tissue for modulating neurological signals
Canada	NEVRO	1,508,364	12/17/2010

(W - NATIONAL) (1) Medical and surgical instruments and apparatus and components therefor; namely, devices for use in tissue and neural tissue for modulating neurological signals for the treatment of pain.

Community Trademark (European Union)	NEVRO	009606815	12/17/2010	009606815	06/08/2013	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus and components therefor; devices for use in tissue and neural tissue for modulating neurological signals
Japan	NEVRO	98308/2010	12/17/2010	5434918	08/26/2011	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus and components therefor; namely, devices for use in tissue and neural tissue for modulating neurological signals
United States	NEVRO AND DESIGN	85/066,213	06/18/2010	4,280,176	01/22/2013	(010 - INTERNATIONAL) Medical and surgical instruments and apparatus and components therefor, namely, devices for use in tissue and neural tissue for modulating neurological signals
Australia	NEVRO LOGO	1620827	05/05/2014

(010 - INTERNATIONAL) Medical and surgical devices; medical and surgical instruments and apparatus and components therefor, namely, devices for use in tissue and neural tissue for modulating neurological signals

Community Trademark (European Union)	NEVRO LOGO	12847372	05/06/2014

(010 - INTERNATIONAL) Medical and surgical devices; medical and surgical instruments and apparatus and components therefor, namely, devices for use in tissue and neural tissue for modulating neurological signals. (044 - INTERNATIONAL) Professional consultation in the use of medical equipment, namely, devices for use in tissue and neural tissue for modulating neurological signals

United States	SENZA	77/775,635	07/07/2009	4,242,293	11/13/2012	(010 - INTERNATIONAL) Medical device, namely, an implantable electrical stimulation device for pain control
Canada	SENZA	1,485,349	06/16/2010			(W - NATIONAL) (1) Medical device, namely, an implantable electrical stimulation device for pain control.
Community Trademark (European Union)	SENZA	008451825	07/27/2009	008451825	01/27/2010	(010 - INTERNATIONAL) Surgical and medical apparatus and instruments; medical device, namely, an implantable electrical stimulation device for pain contol
Japan	SENZA	048661/2010	06/18/2010	5417330	06/10/2011	(010 - INTERNATIONAL) Medical device, namely, an implantable electrical stimulation device for pain control
United States	LEADERSHIP THROUGH EVIDENCE	86/097,185	10/21/2013			(010 - INTERNATIONAL) Medical and surgical instruments and apparatus, namely, neuromodulation devices and components therefor
United States	LEADERSHIP THROUGH COLLABORATION	86/097,172	10/21/2013			(010 - INTERNATIONAL) Medical and surgical instruments and apparatus, namely, neuromodulation devices and components therefor
United States	BURST	86/219,400	03/12/2014			(010 - INTERNATIONAL) Medical device
United States	BURST STIMULATION	86/219,378	03/12/2014			(010 - INTERNATIONAL) Medical device

United States	PARESTHESIA-FREE BURST	86/219,444	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	PARESTHESIA-FREE STIMULATION	86/219,440	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	PARESTHESIA-FREE HIGH FREQUENCY	86/219,432	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	PARESTHESIA-FREE SCS	86/219,425	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	HF-SCS	86/219,419	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	HIGH FREQUENCY BURST	86/219,408	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	HIGH FREQUENCY SCS	86/219,391	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	HIGH FREQUENCY	86/219,384	03/12/2014	(010 - INTERNATIONAL) Medical device
United States	GOT DATA?	86/351663	07/29/2014	(010 - INTERNATIONAL) Medical device

Copyrights (as of September 29, 2014):

None.

Schedule 7.05(c)
to Term Loan Agreement

MATERIAL INTELLECTUAL PROPERTY

As of September 30, 2014:

Country code	Application No.	Description	Filing Date	Priority Date	Patent No.	Issue Date	Pub. No.	Pub. Date
US	12/264,836	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/04/08	11/05/07			US 2009-0204173	8/19/2009
AU	2008324795	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			AU 2008324795	5/14/2009
AU	2014215942	Multi-Frequency Neural Treatments and Associated Systems and Methods	08/19/14	11/05/07
CA	2704564	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			CA 2704564	5/14/2009
EP	08847097.6	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			EP 2207587	7/21/2010
EP	12190892.5	Multi-Frequency Neural Treatments and Associated Systems and Methods	10/30/12	11/05/07	EP 2630984 B1	7/16/2014	EP 2630984 A1	8/28/2013
EP	14178370.4	Multi-Frequency Neural Treatments and Associated Systems and Methods	07/24/14	11/05/07
JP	2010-532333	Multi-Frequency Neural Treatments and Associated Systems and Methods	11/05/08	11/05/07			JP 2011-502586	1/27/2011
US	13/620,307	Multi-Frequency Neural Treatments and Associated Systems and Methods	09/14/12	11/05/07			US 2013-0211487	8/15/2013
US	13/705,021	Multi-Frequency Neural Treatments and Associated Systems and Methods	12/04/12	11/05/07	8,768,472	7/1/2014	US 2013-0096643	4/18/2013
US	13/705,045	Multi-Frequency Neural Treatments and Associated Systems and Methods	12/04/12	11/05/07	8,774,926	7/8/2014	US 2013-0096644	4/18/2013
US	14/181,549	Multi-Frequency Neural Treatments and Associated Systems and Methods	02/14/14	11/05/07			US 2014-0163660	6/12/2014
DE	20 2008 018 506.8	Multi-Frequency Neural Treatments and Associated Systems and Methods	08/18/14	11/05/07

US	12/765,747	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09	8,712,533	4/29/2014	US 2010-0274314	10/28/2010
US	13/245,450	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/26/11	05/08/09	8,170,675	5/1/2012	US 2012-0016437	1/19/2012
US	13/245,471	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/26/11	05/08/09	8,209,021	6/26/2012	US 2012-0016438	1/19/2012
US	13/398,693	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	02/16/12	05/08/09	8,396,559	3/12/2013	US 2012-0158093	6/21/2012
US	13/446,944	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,355,792	1/15/2013	US 2012-0197369	8/2/2012
US	13/446,970	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,359,102	1/22/2013	US 2012-0203303	8/9/2012
US	13/446,992	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,359,103	1/22/2013	US 2012-0203319	8/9/2012
US	13/447,026	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,509,905	8/13/2013	US 2012-0203304	8/9/2012
US	13/447,050	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/13/12	05/08/09	8,428,748	4/23/2013	US 2012-0209349	8/16/2012
US	13/620,235	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/14/12	05/08/09			US 2013-0172955	7/4/2013

US	13/725,770	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	12/21/12	05/08/09	8,694,109	4/8/2014	US 2013-0110196	5/2/2013
US	13/728,965	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	12/27/12	05/08/09	8,718,781	5/6/2014	US 2013-0123879	5/16/2013
US	13/830,788	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09	8,554,326	10/8/2013	US 2013-0204320	8/8/2013
US	13/830,886	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09			US 2013-0204321	8/8/2013
US	13/830,992	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09			US 2013-0204338	8/8/2013
US	13/831,057	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/14/13	05/08/09	8,718,782	5/6/2014	US 2013-0204322	8/8/2013
US	14/037,193	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09	8,792,988	7/29/2014	US 2014-0031896	1/30/2014
US	14/037,230	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09	8,862,239	10/14/2014	US 2014-0025134	1/23/2014
US	14/037,262	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/25/13	05/08/09			US 2014-0025146	1/23/2014

US	14/164,044	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142673	5/22/2014
US	14/164,057	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142656	5/22/2014
US	14/164,082	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142657	5/22/2014
US	14/164,096	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142658	5/22/2014
US	14/164,100	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	01/24/14	05/08/09			US 2014-0142659	5/22/2014
US	14/199,867	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	03/06/14	05/08/09			US 2014-0188187	7/3/2014
US	14/261,369	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/24/14	05/08/09
CN	201080027829.0	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			CN 102458569	5/16/2012
EP	12190886.7	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	10/30/12	05/08/09			EP 2586488	5/1/2013
AU	2010238763	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09	AU 2010238763	9/12/2013	AU 2010238763	11/10/2011

AU	2013200870	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	02/18/13	05/08/09	AU 2013200870	7/25/2013	AU 2013200870	3/7/2013
AU	2013202376	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/03/13	05/08/09	AU 2013202376	9/26/2013	AU 2013202376	5/2/2013
AU	2013205599	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	05/01/13	05/08/09	AU 2013205599 B2	3/13/2014	AU 2013205599	5/23/2013
AU	2013263724	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263724	3/20/2014	AU 2013263724	12/19/2013
AU	2013263726	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09			AU 2013263726	12/13/2013
AU	2013263729	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263729 B2	5/27/2014	AU 2013263729	12/19/2013
AU	2013263731	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	11/27/13	05/08/09	AU 2013263731 B2	9/4/2014	AU 2013263731	12/19/2013
AU	2014221243	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	09/04/14	05/08/09
KR	10-2011-7027646	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			KR 20120024623	3/14/2012

CA	2758975	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			CA 2758975	10/28/2010
EP	10160641.6	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/21/10	05/08/09	EP 2243510	4/9/2014	EP 2243510	10/27/2010
JP	2012-507399	Selective High Frequency Spinal Cord Stimulation for Inhibiting Pain with Reduced Side Effects, and Associated Systems and Methods	04/22/10	05/08/09			JP 2012524629	10/18/2012

Schedule 7.06
to Term Loan Agreement

CERTAIN LITIGATION

None.

Schedule 7.08
to Term Loan Agreement

TAXES

None.

Schedule 7.12
to Term Loan Agreement

INFORMATION REGARDING SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct Equity Holder	Percentage of Subsidiary held by Direct Equity Holder
Nevro Medical Sarl	Switzerland	Borrower	100%
Nevro Medical Limited	United Kingdom	Borrower	100%
Nevro Medical Pty Ltd.	Australia	Borrower	100%

Schedule 7.13(a)
to Term Loan Agreement

EXISTING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES

None.

Schedule 7.13(b)
to Term Loan Agreement

LIENS GRANTED BY THE OBLIGORS

None.

Schedule 7.14
to Term Loan Agreement

MATERIAL AGREEMENTS OF OBLIGORS

International Distribution Agreement between Nevro Corp. and Joymed, dated as of November 10, 2010.

International Distribution Agreement between Nevro Corp. and NeuroMedical srl, dated as of March 24, 2011.

Stellar Manufacturing Agreement between Stellar Technologies, Inc. and Nevro Corp., dated as of July 1, 2009.

Supplier Agreement between Stellar Technologies, Inc. and Nevro Corp., dated as of October 1, 2008.

Supplier Quality Agreement between Stellar Technologies, Inc. and Nevro Corp., dated as of January 30, 2012.

Schedule 7.15
to Term Loan Agreement

RESTRICTIVE AGREEMENTS

None.

Schedule 7.16
to Term Loan Agreement

REAL PROPERTY OWNED OR LEASED BY BORROWER OR ANY SUBSIDIARY

3925 Bohannon Drive, Menlo Park, CA 94025 - Leased

4040 Campbell Avenue, Suite 100 and 210, Menlo Park, CA - Leased

Chistoph Merian-Ring 11, 4153 Reinach, Switzerland - Leased

Schedule 7.17
to Term Loan Agreement

PENSION MATTERS

None.

Schedule 9.05
to Term Loan Agreement

EXISTING INVESTMENTS

None.

Schedule 9.10
to Term Loan Agreement

TRANSACTIONS WITH AFFILIATES

None.

Schedule 9.14
to Term Loan Agreement

PERMITTED SALES AND LEASEBACKS

None.

Exhibit A
to Term Loan Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                  [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of Capital Royalty Partners II L.P., Capital Royalty Partners II — Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., as Lenders (the “Lenders”) under that certain Term Loan Agreement, dated as of October 24, 2014 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among NEVRO CORP., a Delaware corporation (“Borrower”), the lenders party thereto and the Subsidiary Guarantors party thereto.

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 13 of the Loan Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a)), to the extent reasonably requested by the Majority Lenders, of the Loan Agreement to the Lenders.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B
to Term Loan Agreement

FORM OF NOTICE OF BORROWING

Date :               [                    ]

To:                             Capital Royalty Partners II L.P. and the other Lenders

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:                    General Counsel

Re:  Borrowing under Term Loan Agreement

Ladies and Gentlemen:

The undersigned, NEVRO CORP., a Delaware corporation (“Borrower”), refers to the Term Loan Agreement, dated as of October 24, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, Capital Royalty Partners II L.P., Capital Royalty Partners II — Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto.  The terms defined in the Loan Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Loan specified herein:

1.                                      The proposed Borrowing Date is [                    ].

2.                                      The amount of the proposed Borrowing is $[                    ].

3.                                      The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name:                            [                    ]

Bank Address:                [                    ]

Routing Number:                                                  [                    ]

Account Number:                                               [                    ]

Swift Code:                                                                                [                    ]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

a)                                     the representations and warranties made by Borrower in Section 7 of the Loan Agreement are true in all material respects on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and

Exhibit B-1

effect as if made on and as of such date except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true in all material respects on such earlier date;

b)                                     on and as of the Borrowing Date, there has occurred no Material Adverse Change since [                    ]; and

c)                                      no Default exists or would result from such proposed borrowing.

Exhibit B-2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

NEVRO CORP.

By
Name:
Title:

Exhibit B-3

Exhibit C-1
to Term Loan Agreement

FORM OF TERM LOAN NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, NEVRO CORP., a Delaware corporation (“Borrower”), hereby promises to pay to [Capital Royalty Partners II L.P./ Capital Royalty Partners II — Parallel Fund “A” L.P./Parallel Investment Opportunities Partners II L.P.] or its assigns (the “Lender”) at the Lender’s principal office in 1000 Main Street, Suite 2500, Houston, TX 77002, in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Term Loan Agreement, dated as of October 24, 2014 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Borrower, the Lender, the other lenders party thereto and the Subsidiary Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 2.04 of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT [NAME OF CFO OR TAX DIRECTOR OF ISSUER], [TITLE], [ADDRESS], TELEPHONE: [TEL #] TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

Exhibit C-1

NEVRO CORP.

By
Name:
Title:

Exhibit C-2

Exhibit C-2
to Term Loan Agreement

FORM OF PIK LOAN NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER] (“Borrower”), hereby promises to pay to [Capital Royalty Partners II L.P./Capital Royalty Partners II — Parallel Fund “A” L.P./Parallel Investment Opportunities II, LP] or its assigns (the “Lender”) at the Lender’s principal office in 1000 Main Street, Suite 2500, Houston, TX 77002, in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all PIK Loans made by the Lender pursuant to Section 3.02(d) of the Term Loan Agreement, dated as of October 24, 2014 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Borrower, the Lender, the other lenders party thereto and the Subsidiary Guarantors party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such PIK Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 3.02(d) of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

The Lender may supplement this Note by attaching to this Note a schedule (the “Note Schedule”) to evidence additional PIK Loans made by the Lender to Borrower following the date first above written.  The Lender may endorse thereon the date such additional PIK Loan is made and the principal amount of such additional PIK Loan when made.  Such Note Schedule shall form part of this Note and all references to this Note shall mean this Note, as supplemented by such Note Schedule.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT [NAME OF CFO OR TAX DIRECTOR OF ISSUER], [TITLE], [ADDRESS], TELEPHONE: [TEL #] TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

Exhibit C-2-1

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

NEVRO CORP.

By
Name:
Title:

Exhibit C-2-2

PIK NOTE SCHEDULE

This Note Schedule supplements that certain Note issued by Borrower to [Capital Royalty Partners II L.P./Capital Royalty Partners II — Parallel Fund “A” L.P./Parallel Investment Opportunities II L.P.](1) or its assigns on [DATE].

Date of additional PIK Loan	Amount of additional PIK Loan made	Notation made by(2)

(1)  Delete as appropriate for each Note.

(2)  Insert name of party making notation (e.g. Borrower or Lender).

Exhibit C-2-3

Exhibit D
to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Term Loan Agreement, dated as of October 24, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among NEVRO CORP., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P., Capital Royalty Partners II — Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto.  [                                            ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement.  The Foreign Lender hereby represents and warrants that:

1.                                      The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

2.                                      The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

3.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Foreign Lender further represents and warrants that:

(a)                                 neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)                                 neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E
to Term Loan Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(d) of, and in connection with the consummation of the transactions contemplated in, the Term Loan Agreement, dated as of October 24, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among NEVRO CORP., a Delaware corporation (“Borrower”), Capital Royalty Partners II L.P., Capital Royalty Partners II — Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(d) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true in all material respects on the date hereof, both before and immediately after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement.  Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)](3)  [without qualification as to the scope of the audit or as to going concern and without any other similar qualification together with the certificate from Borrower’s independent auditors with respect to such financial statements required to be delivered pursuant to Section 8.01(c) of the Loan Agreement.  The examination by such auditors in connection with such financial statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).](4)

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the

(3)  Insert language in brackets only for quarterly certifications.

(4)  Insert language in brackets only for annual certifications.

Exhibit E-1

actions set forth on Annex C].

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

NEVRO CORP.

By
Name:
Title:

Exhibit E-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit E-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Liquidity
A.

Amount of unencumbered cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a first priority perfected security interest:

$
B.	The greater of:	$
(1) $5,000,000 and
(2) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash and cash equivalents balance, if any, required of Borrower by Borrower’s Permitted Priority Debt creditors
	Is Line IA equal to or greater than Line IB?:	Yes: In compliance; No: Not in compliance
II.	Section 10.02(a)-(e): Minimum Revenue—Subsequent Periods
A.	Revenues during the twelve month period beginning on January 1, 2014	$
	[Is line II.A equal to or greater than $20,000,000?	Yes: In compliance; No: Not in compliance](5)
B.	Revenues during the twelve month period beginning on January 1, 2015	$
	[Is line II.B equal to or greater than $25,000,000?	Yes: In compliance; No: Not in compliance](6)
C.	Revenues during the twelve month period beginning on January 1, 2016	$
	[Is line II.C equal to or greater than $30,000,000?	Yes: In compliance; No: Not in compliance](7)
D.	Revenues during the twelve month period beginning on January 1, 2017	$

(5)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2014 pursuant to Section 8.01(b) of the Loan Agreement.

(6)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2015 pursuant to Section 8.01(b) of the Loan Agreement.

(7)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2016 pursuant to Section 8.01(b) of the Loan Agreement.

Exhibit E-4

	[Is line II.D equal to or greater than $40,000,000?	Yes: In compliance; No: Not in compliance](8)
E.	Revenues during the twelve month period beginning on January 1, 2018
	[Is line II.E equal to or greater than $50,000,000?	Yes: In compliance; No: Not in compliance](9)
F.	Revenues during the twelve month period beginning on January 1, 2019
	[Is line II.F equal to or greater than $70,000,000?	Yes: In compliance; No: Not in compliance](10)

(8)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2017 pursuant to Section 8.01(b) of the Loan Agreement.

(9)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2018 pursuant to Section 8.01(b) of the Loan Agreement.

(10)  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2019 pursuant to Section 8.01(b) of the Loan Agreement.

Exhibit E-5

Exhibit F
to Term Loan Agreement

FORM OF LANDLORD CONSENT

WHEREAS, NEVRO CORP., a Delaware corporation (“Debtor”), has entered into a term loan agreement, dated as of October 24, 2014, and a security agreement (collectively, the “Agreements”), dated as of [                    ], 2014, with CAPITAL ROYALTY PARTNERS II L.P. (“CRPII”), CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” L.P. and PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., each in its capacity as a lender (together with the other lenders party thereto from time to time, the “Lenders”) and a secured party, with CRPII as control agent for the Lenders (in such capacity, “Agent”), pursuant to which Lenders have been granted a security interest in all of Debtor’s personal property, including but not limited to inventory, equipment and trade fixtures (hereinafter “Personal Property”); and

WHEREAS, [                    ] (the “Landlord”) is the owner of the real property located at [                    ] (the “Premises”); and

WHEREAS, Landlord and Debtor have entered into that certain Lease dated [                    ][, as amended by [                      ] dated [                    ]] ([collectively,] the “Lease”); and

WHEREAS, certain of the Personal Property has or may become affixed to or be located on, wholly or in part, the Premises.

NOW, THEREFORE, in consideration of any loans or other financial accommodation extended by Lenders to Debtor at any time, and other good and valuable consideration, the parties agree as follows:

1.                                      Landlord subordinates to Lenders all security interests or other interests or rights Landlord may now or hereafter have in, or to any of the Personal Property, whether for rent or otherwise, while Debtor is indebted to Lenders.

2.                                      The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.

3.                                      Agent or its representatives may enter upon the Premises during normal business hours, and upon not less than 24 hours’ advance notice, to inspect the Personal Property.

4.                                      Upon and during the continuance of an Event of Default under the Agreements, Agent or its representatives, at Agent’s option, upon written notice delivered to Landlord not less than ten (10) business days in advance, may enter the Premises during normal business hours for the purpose of repossessing, removing or otherwise dealing with said Personal Property; provided that neither Agent nor Lenders shall be permitted to operate the business of Debtor on the Premises or sell, auction or otherwise dispose of any Personal Property at the Premises or advertise any of the foregoing; and such license shall continue, from the date Agent enters the Premises for as long as Agent reasonably deems necessary but not to exceed a period of ten (10) days.  During the period Agent occupies the Premises, it shall pay to Landlord the rent provided

Exhibit F-1

under the Lease relating to the Premises, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Debtor.

5.                                      Agent shall pay to Landlord any costs for damage to the Premises or the building in which the Premises is located in removing or otherwise dealing with said Personal Property pursuant to paragraph 4 above, and shall indemnify and hold harmless Landlord from and against (i) all claims, disputes and expenses, including reasonable attorneys’ fees, suffered or incurred by Landlord arising from Agent’s exercise of any of its rights hereunder, and (ii) any injury to third persons, caused by actions of Agent pursuant to this consent.

6.                                      Landlord agrees to give notice to Agent in writing by certified mail or facsimile of Landlord’s intent to exercise its remedies in response to any default by Debtor of any of the provisions of the Lease, to:

Capital Royalty Partners II L.P.

1000 Main Street, Suite 2500

Houston, TX 77002

Attention: General Counsel

Fax: 713.209.7351

7.                                      Landlord shall have no obligation to preserve or protect the Personal Property or take any action in connection therewith, and Lenders waive all claims they may now or hereafter have against Landlord in connection with the Personal Property.

8.                                      This consent shall terminate and be of no further force or effect upon the earlier of (i) the date on which all indebtedness secured by the Personal Property indefeasibly is paid in full in cash and (ii) the date on which the Lease is terminated or expires.

9.                                      Nothing contained herein shall be construed to amend the Lease, and the Lease remains unchanged and in full force and effect.

This consent shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

This consent may not be changed or terminated orally and is binding upon and shall inure to the benefit of Landlord, Agent, Lenders and Debtor and the heirs, personal representatives, successors and assigns of Landlord, Agent, Lenders and Debtor.

[Signature Page follows]

Exhibit F-2

Dated this                                         , 2014.

LANDLORD:

[ ]

By
Name:
Title:

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
Charles Tate
Sole Member

CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP LLC, its General Partner

By
Charles Tate
Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
Charles Tate
Sole Member

Exhibit F-3

Acknowledged and Agreed:
NEVRO CORP.

By
Name:
Title:

Exhibit F-4

Exhibit G
to Term Loan Agreement

FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement is made as of [                ] (this “Agreement”) among Capital Royalty Partners II L.P., a Delaware limited partnership (“CRII”), Capital Royalty Partners II — Parallel Fund “A” L.P., a Delaware limited partnership (“CRPPFA”), and Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership (“Parallel Investment” and, collectively with CRII, CRPPFA and their successors and assigns, the “Senior Lenders”), and [                    ], a [                    ] [corporation] (“Subordinated Creditor”).

RECITALS:

A.                                    Nevro Corp., a Delaware corporation (“Borrower”), will, as of the date hereof, issue in favor of Subordinated Creditor the Subordinated Note (as defined below).

B.                                    Senior Lenders and Borrower have entered into the Senior Loan Agreement (as defined below) and the Senior Security Agreement (as defined below) under which Borrower has granted a security interest in the Collateral (as defined below) in favor of Senior Lenders as security for the payment of Borrower’s obligations under the Senior Loan Agreement.

C.                                    To induce Senior Lenders to make and maintain the credit extensions to Borrower under the Senior Loan Agreement, Subordinated Creditor is willing to subordinate the Subordinated Debt (as defined below) to the Senior Debt (as defined below) on the terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                                      Definitions.  As used herein, the following terms have the following meanings:

“Collateral” has the meaning set forth in the Senior Security Agreement.

“Enforcement Action” means, with respect to any indebtedness, obligation (contingent or otherwise) or Collateral at any time held by any lender or noteholder, (i) commencing, by judicial or non-judicial means, the enforcement with respect to such indebtedness, obligation or Collateral of any of the default remedies available under any of the applicable agreements or documents of such Senior Lender or noteholder, the UCC or other applicable law (other than the mere issuance of a notice of default), (ii) repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising account debtor or obligor notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so, or (iii) appropriating, setting off or applying to such lender or noteholder’s claim any part or all of such Collateral or other property in the possession of, or coming into the possession of, such lender or noteholder or its agent, trustee or bailee.

“Insolvency Event” means that Borrower shall have applied for, consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property, or made a general assignment for the benefit of creditors and, in the absence of such

Exhibit G-1

application, consented or acquiesced, permitted or suffer to exist the appointment of a trustee, receiver or other custodian for it or for a substantial part of its property, and such trustee, receiver or other custodian shall not have been discharged within sixty days; or permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of it, and if any such case or proceeding was not commenced by it, such case or proceeding shall have been consented to or acquiesced in by it or shall have resulted in the entry of an order for relief or shall have remained for sixty (60) days undismissed.

“Senior Debt” means the Obligations (as defined in the Senior Loan Agreement).

“Senior Discharge Date” has the meaning set forth in Section 3.

“Senior Loan Agreement” means that certain Term Loan Agreement, dated as of October 24, 2014, by and among Borrower and the Senior Lenders, as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Senior Loan Documents” means, collectively, the Loan Documents (as defined in the Senior Loan Agreement), in each case as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Senior Security Agreement” means that certain Security Agreement, dated as of [                    ], among Borrower, the Subsidiary Guarantors party thereto, and the Secured Parties (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Subordinated Debt Documents” means, collectively, the Subordinated Note and all loan documents relating thereto and any security documents under which a lien is granted to secure the Subordinated Debt, as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

“Subordinated Debt” means and includes all obligations, liabilities and indebtedness of Borrower owed to Subordinated Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations.

“Subordinated Note” means that certain $[                    ] subordinated promissory note, dated [                    ], issued by Borrower to Subordinated Creditor, as amended, restated, supplemented or otherwise modified from time to time, but without giving effect to any amendment and/or restatement, supplement, renewal or other modification prohibited by this Agreement.

Exhibit G-2

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

2.                                      Liens.  Subordinated Creditor represents and warrants that (11)[the Subordinated Debt is unsecured.  Subordinated Creditor agrees that it will not request or accept any security interest in any Collateral to secure the Subordinated Debt] [all liens and security interests, if any, that secure the Subordinated Debt, are hereby subordinated to the liens and security interests securing the Senior Debt, regardless of the time, manner or order of perfection of any such liens and security interests].

3.                                      Payment Subordination.  (a) Until all of the Senior Debt (other than contingent indemnification or reimbursement obligations for which no claim has been made or other obligations which, by their terms, survive termination of the Senior Loan Documents) is indefeasibly paid in full in cash and all commitments of Senior Lenders under the Senior Loan Documents have been terminated (such date, the “Senior Discharge Date”), (a) all payments in respect of the Subordinated Debt are subordinated in right and time of payment to all payments in respect of the Senior Debt, and (b) Subordinated Creditor will not demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, whether by payment, prepayment, or otherwise, or accelerate the Subordinated Debt.

(b)                                 Subordinated Creditor must deliver to Senior Lenders in the form received (except for endorsement or assignment by Subordinated Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

4.                                      Subordination of Remedies.  Until the Senior Discharge Date, Subordinated Creditor will not accelerate the maturity of all or any portion of the Subordinated Debt, exercise any remedy with respect to the Collateral, or take any other Enforcement Action with respect to the Subordinated Debt.

5.                                      Insolvency Proceedings.  These provisions remain in full force and effect, despite an Insolvency Event, and Senior Lenders’ claims against Borrower and Borrower’s estate will be fully paid before any payment is made to Subordinated Creditor.

6.                                      Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of Senior Lenders, of all or any portion of the Collateral, Subordinated Creditor agrees that such sale or disposition shall be free and clear of any liens Subordinated Creditor may have on such Collateral.  Subordinated Creditor agrees that, in connection with any such sale or other disposition, (i) Senior Lenders are authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of any liens held by Subordinated Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by Senior Lenders in connection therewith.  In furtherance of the foregoing, Subordinated Creditor hereby appoints Senior Lenders as its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and full

(11)  Select one, as appropriate.

Exhibit G-3

power of substitution and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor is required to deliver pursuant to this Section 6, such appointment being coupled with an interest and irrevocable.  Subordinated Creditor agrees that Senior Lenders may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by Borrower free of any Subordinated Creditor security interest, without incurring any liability to Subordinated Creditor.

7.                                      Attorney-In-Fact.  Until the Senior Discharge Date, Subordinated Creditor irrevocably appoints Senior Lenders as its attorney-in-fact, with power of attorney with power of substitution, in Subordinated Creditor’s name or in Senior Lenders’ name, for Senior Lenders’ use and benefit without notice to Subordinated Creditor, to do the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

(a)                                 file any claims for the Subordinated Debt on behalf of Subordinated Creditor if Subordinated Creditor does not do so at least 30 days before the time to file claims expires, and

(b)                                 accept or reject any plan of reorganization or arrangement for Subordinated Creditor and vote Subordinated Creditor’s claims in respect of the Subordinated Debt in any way it chooses.

Such power of attorney is irrevocable and coupled with an interest.

8.                                      Legend; Amendment of Debt.  (a)  Subordinated Creditor will immediately put a legend on the Subordinated Note that the Subordinated Note is subject to this Agreement.

(b)                                 No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of any security interest or lien that Senior Lenders have in Borrower’s property.  No amendment, modification or waiver of any provision of the Subordinated Debt Documents (including any refinancing thereof) shall be made without first obtaining the consent of Senior Lenders, if the effect thereof is to:  (i) increase the interest rate on the Subordinated Debt or change (to earlier dates) the dates upon which principal, interest and other sums are due under the Subordinated Note; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) impose on Borrower or any guarantor of the Subordinated Debt any new or additional prepayment charges, premiums, reimbursement obligations, reimbursable costs or expenses, fees or other payment obligations; (iv) alter the representations, warranties, covenants, events of default, remedies and other provisions in a manner which would make such provisions materially more onerous, restrictive or burdensome to Borrower or any guarantor of the Subordinated Debt; or (v) otherwise increase the obligations of Borrower or any guarantor of the Subordinated Debt in respect of the Subordinated Debt or confer additional rights upon Subordinated Creditor, which individually or in the aggregate would be materially adverse to Borrower or any guarantor of the Subordinated Debt or Senior Lenders.

(c)                                  At any time without notice to Subordinated Creditor, Senior Lenders may take such action with respect to the Senior Debt as Senior Lenders, in their sole discretion, may deem appropriate, including, without limitation, terminating advances, increasing the principal,

Exhibit G-4

extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person.  No action or inaction will impair or otherwise affect Senior Lenders’ rights under this Agreement.

9.                                      Representations and Warranties.  Subordinated Creditor represents and warrants to Senior Lenders that:

(a)                                 all action on the part of Subordinated Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Subordinated Creditor hereunder has been taken;

(b)                                 this Agreement constitutes the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms;

(c)                                  the execution, delivery and performance of and compliance with this Agreement by Subordinated Creditor will not (i) result in any material violation or default of any term of any of Subordinated Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.

10.                               Term; Reinstatement.  This Agreement shall remain effective until the Senior Discharge Date.  If, after the Senior Discharge Date, Senior Lenders must disgorge any payments made on the Senior Debt for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Subordinated Creditor will immediately pay Senior Lenders all payments received under the Subordinated Debt to the extent the payments or retention thereof would have been prohibited under this Agreement.

11.                               Successors and Assigns.  This Agreement binds Subordinated Creditor, its successors or assigns, and benefits Senior Lenders’ successors or assigns.  This Agreement is for Subordinated Creditor’s and Senior Lenders’ benefit and not for the benefit of Borrower or any other party.  Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any related document or any interest in any Collateral therefor unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lenders an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of the Subordinated Debt, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to Subordinated Creditor and for the continued effectiveness of all of the other rights of Senior Lenders arising under this Agreement, in each case in form satisfactory to Senior Lenders.

12.                               Further Assurances.  Subordinated Creditor hereby agrees to execute such documents and/or take such further action as Senior Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without

Exhibit G-5

limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Senior Lenders.

13.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14.                               Governing Law; Waiver of Jury Trial.  (a)  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

15.                               Entire Agreement.  This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Senior Lenders and Subordinated Creditor are not relying on any representations by the other creditor party or Borrower in entering into this Agreement, and each of Senior Lenders and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  This Agreement may be amended only by written instrument signed by Senior Lenders and Subordinated Creditor.

16.                               Legal Fees.  In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

17.                               Severability.  Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18.                               Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile or electronic mail, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused.  Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.

[Signature pages follow]

Exhibit G-6

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:
[ ]

By
Name:
Title:

Address for Notices:

SENIOR LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit G-7

CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” L.P.

By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit G-8

NEVRO CORP.

By
Name:
Title:

Address for Notices:
[ ]
[ ]
[ ]
Attn:	[ ]
Tel.:	[ ]
Fax:	[ ]
Email:	[ ]

Exhibit G-9

Exhibit H
to Term Loan Agreement

FORM OF INTERCREDITOR AGREEMENT

This Intercreditor Agreement, dated as of [                    ] (this “Agreement”), is made among Capital Royalty Partners II L.P., a Delaware limited partnership (“CRII”), Capital Royalty Partners II — Parallel Fund “A” L.P., a Delaware limited partnership (“CRPPF”), and Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership (“PIOP”, and collectively with CRII, CRPPF and their successors and assignees, “CR”), and [INSERT NAME OF A/R LENDER], a [                    ] (“[A/R Lender]”).

RECITALS

A.                                    [A/R Lender] and Nevro Corp., a Delaware corporation (“Borrower”), have entered into the A/R Facility Agreement (as defined below), which, along with any other obligations owing to [A/R Lender] by Borrower, is secured by certain property of Borrower and the other Obligors (as defined below).

B.                                    CR and Borrower have entered into that certain Term Loan Agreement, dated as of October 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “CR Credit Agreement”), which is secured by certain property of Borrower and the other Obligors.

C.                                    To induce each of [A/R Lender] and CR (collectively, “Creditors” and each individually, a “Creditor”) to make and maintain the credit extensions under the A/R Facility Agreement and the CR Credit Agreement, respectively, the other Creditor is willing to enter into this Agreement to, among other things, subordinate certain of its liens on the terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                                      Definitions.

(a)                                 As used herein, the following terms have the following meanings:

“A/R Facility Agreement” means that certain [Credit Agreement] between [A/R Lender] and Borrower dated as of [                          ] as the same may be amended, restated, supplemented or otherwise modified from time to time.

“A/R Facility Documents” means the A/R Facility Agreement and all [Loan Documents], each as defined in the A/R Facility Agreement.

“A/R Facility Senior Collateral” means [all Collateral in which [A/R Lender] has a security interest, and which consists of] (i) [Borrower’s] accounts, (ii) [Borrower’s] inventory, (iii) to the extent evidencing, governing, securing or otherwise related to [Borrower’s] accounts or inventory, [Borrower’s] general intangibles (excluding Intellectual Property), chattel paper, instruments and documents, (iv) cash proceeds of [Borrower’s] accounts and inventory, and (v)

Exhibit H-1

proceeds of insurance policies covering [Borrower’s] accounts and inventory received with respect to such accounts and inventory; provided that, for purposes of clarification, notwithstanding the foregoing, in no event shall “A/R Facility Senior Collateral” include (A) any right, title or interest of any Obligor in any Intellectual Property, any licenses, or any proceeds of the sale or licensing of any Intellectual Property or licenses, (B) equipment, (C) to the extent evidencing, governing, securing or otherwise related to equipment, any general intangibles, chattel paper, instruments or documents, or (D) proceeds of equipment or proceeds of insurance policies with respect to equipment.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, (i) in the case of [A/R Lender], any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of [A/R Lender] now or hereafter arising or existing under or relating to the A/R Facility Documents (with the portion of [A/R Lender]’s Claim at any time consisting of the aggregate principal amount of indebtedness under the A/R Facility Documents not to exceed the lesser of $[                    ] and 80% of the face amount at such time of Borrower’s non delinquent accounts receivable), whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees, and (ii) in the case of CR, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of CR now or hereafter arising or existing under or relating to the CR Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees.

“Collateral” means all real or personal property of any Obligor in which any Creditor now or hereafter has a security interest.

“Common Collateral” means all Collateral in which both [A/R Lender] and CR have a security interest.

“CR Documents” means all documentation related to the CR Credit Agreement and all

Exhibit H-2

Loan Documents (as defined in the CR Credit Agreement), including security or pledge agreements and all other related agreements.

“CR Senior Collateral” means all Collateral in which CR has a security interest, other than the A/R Facility Senior Collateral.

“Credit Documents” means, collectively, the CR Documents and the A/R Facility Documents.

“Enforcement Action” means, with respect to any Creditor and with respect to any Claim of such Creditor or any item of Collateral in which such Creditor has or claims a security interest, lien, or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Creditor of, or the joining in the filing by any Creditor of, an involuntary bankruptcy or insolvency proceeding against any Obligor also is an Enforcement Action.

“Intellectual Property” means, collectively, all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto (collectively, “Copyrights”), all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto (collectively, “Patents”), and all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world (collectively, “Trademarks”), together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items

Exhibit H-3

listed above.

“Junior Collateral” means, (i) in the case of [A/R Lender], all Common Collateral consisting of CR Senior Collateral and (ii) in the case of CR, all Common Collateral consisting of A/R Facility Senior Collateral.

“Obligor” means Borrower, each subsidiary thereof and each other person or entity that provides a guaranty of, or collateral for, any Claim of any Creditor.

“Proceeds Sweep Period” means the period beginning on the later to occur of (i) the occurrence of an event of default under any Creditor’s Credit Documents and (ii) receipt by the other Creditor of written notice from such Creditor of such event of default, and ending on the date on which such event of default shall have been waived in writing by the Creditor issuing such notice.

“Senior Collateral” means, (i) in the case of [A/R Lender], all A/R Facility Senior Collateral and (ii) in the case of CR, all CR Senior Collateral.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York. The following terms have the meanings given to them in the applicable UCC:  “account”, “chattel paper”, “commodity account”, “deposit account”, “document”, “equipment”, “general intangible”, “instrument”, “inventory”, “proceeds” and “securities account”.

2.                                      Lien Subordination.

(a)  Notwithstanding the respective dates of attachment or perfection of the security interests of CR and the security interests of [A/R Lender], or any contrary provision of the UCC, or any applicable law or decision, or the provisions of the Credit Documents, and irrespective of whether [A/R Lender] or CR holds possession of all or any part of the Collateral, (i) all now existing and hereafter arising security interests of [A/R Lender] in any A/R Facility Senior Collateral shall at all times be senior to the security interests of CR in such A/R Facility Senior Collateral, and (ii) all now existing and hereafter arising security interests of CR in any CR Senior Collateral shall at all times be senior to the security interests of [A/R Lender] in such CR Senior Collateral.

(b)                                 Each Creditor hereby:

(i)                                     acknowledges and consents to (A) [Borrower][each Obligor] granting to the other Creditor a security interest in the Common Collateral of such other Creditor, (B) the other Creditor filing any and all financing statements and other documents as deemed necessary by the other Creditor in order to perfect its security interest in its Common Collateral, and (C) [Borrower’s][each Obligor’s] entry into the Credit Documents to which the other Creditor is a party; and

(ii)                                  acknowledges, agrees and covenants, notwithstanding Section 2(c), that it shall not contest, challenge or dispute the validity, attachment, perfection, priority or

Exhibit H-4

enforceability of the other Creditor’s security interest in the Common Collateral, or the validity, priority or enforceability of the other Creditor’s Claim.

(c)                                  Subject to Section 2(b)(ii), the priorities provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable, perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to one or more Claims or any part thereof, the priorities provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable.  Nothing in this Section 2(c) affects the operation of any turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

3.                                      Distribution of Proceeds of Common Collateral.

(a)                                 During each Proceeds Sweep Period, all proceeds including proceeds of any sale, exchange, collection, or other disposition of:

(i)                                     A/R Facility Senior Collateral shall be distributed first, to [A/R Lender], in an amount up to the amount of [A/R Lender]’s Claim; then, to CR, in an amount up to the amount of CR’s Claim;

(ii)                                  CR Senior Collateral shall be distributed first, to CR, in an amount up to the amount of CR’s Claim; then, to [A/R Lender], in an amount up to the amount of [A/R Lender]’s Claim.

(b)                                 Each Creditor shall promptly deliver any payment, distribution, security or proceeds received by it during each Proceeds Sweep Period constituting its Junior Collateral to the other Creditor, in the form received (except for endorsement or assignment) for application to the other Creditor’s Claims in accordance with Section 3(a).

(c)                                  At all times other than during a Proceeds Sweep Period, all proceeds including proceeds of any sale, exchange, collection, or other disposition of Collateral shall be distributed or applied, as applicable, in accordance with the CR Documents and the A/R Facility Documents.

4.                                      Subordination of Remedies.  Each Creditor (for purposes of this Section 4, the “Junior Creditor”) agrees that, (i) unless and until all Claims of the other Creditor (for purposes of this Section 4, the “Senior Creditor”) have been indefeasibly paid in full and all commitments of the Senior Creditor under its Credit Documents have been terminated, or (ii) until the expiration of a period of 180 days from the date of notice of default under the Senior Creditor’s Credit Documents given by the Senior Creditor to the Junior Creditor, whichever is earlier, and whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, enforce, or attempt to enforce, any rights or remedies under or with respect to any of such Junior Creditor’s Junior Collateral, including causing or compelling the pledge or delivery of such Junior Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any such Junior Collateral, notifying any account debtors of any Obligor, asserting any claim or interest in any insurance with respect

Exhibit H-5

to such Junior Collateral, or exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement with respect to such Junior Collateral, or institute or commence, or join with any person or entity in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding involving any Obligor), except that notwithstanding the foregoing, at all times, including during a Proceeds Sweep Period, the Junior Creditor shall be able to exercise its rights under a lockbox agreement or an account control agreement with respect to any deposit account, securities account or commodity account constituting Collateral, including its rights to freeze such account or exercise any rights of offset, provided that any distribution or withdrawal from such account shall be applied in accordance with Section 3(a).

5.                                      Insolvency Proceedings.  In the event of any Obligor’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving any Obligor, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding.

6.                                      Notice of Default.  Each Creditor shall give to the other prompt written notice of the occurrence of any default or event of default (which has not been promptly waived or cured) under any of its Credit Documents of which it has knowledge (and any subsequent cure or waiver thereof) and shall, simultaneously with giving any notice of default or acceleration to Borrower, provide to the other Creditor a copy of such notice of default.  [A/R Lender] acknowledges and agrees that any event of default under the A/R Facility Documents shall be deemed to be an event of default under the CR Documents.

7.                                      Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of any Creditor (for purposes of this Section 7, the “Senior Creditor”), of all or any portion of such Creditor’s Senior Collateral, the other Creditor (for purposes of this Section 7, the “Junior Creditor”) agrees that such sale or disposition shall be free and clear of such Junior Creditor’s liens, provided that such sale or disposition is made in accordance with the UCC.  The Junior Creditor agrees that, in connection with any such sale or other disposition, (i) the Senior Creditor is authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of the liens held by the Junior Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by the Senior Creditor in connection therewith.

8.                                      Agent for Perfection.

(a)                                 [A/R Lender] acknowledges that applicable provisions of the UCC may require, in order to properly perfect CR’s security interest in the Common Collateral securing the CR Claims, that CR possess certain of such Common Collateral, and may require the execution of control agreements in favor of CR concerning such Common Collateral.  In order to help ensure

Exhibit H-6

that CR’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), [A/R Lender] agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to CR as a result thereof or with respect thereto, for the benefit of CR, any such Common Collateral, and agrees that CR’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(b)                                 CR acknowledges that applicable provisions of the UCC may require, in order to properly perfect [A/R Lender]’s security interest in the Common Collateral securing the [A/R Lender] Claims, that [A/R Lender] possess certain of such Common Collateral, and may require the execution of control agreements in favor of [A/R Lender] concerning such Common Collateral.  In order to help ensure that [A/R Lender]’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), CR agrees to hold both for itself and, solely for the purposes of perfection and without incurring any additional duties or obligations to [A/R Lender] as a result thereof or with respect thereto, for the benefit of [A/R Lender], any such Common Collateral, and agrees that [A/R Lender]’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

9.                                      Credit Documents.

(a)                                 Each Creditor represents and warrants that it has provided to the other true, correct and complete copies of all Credit Documents which relate to its credit agreement.

(b)                                 At any time and from time to time, without notice to the other Creditor, each Creditor may take such actions with respect to its Claims as such Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances under its Credit Documents, increasing the principal amount, extending the time of payment, increasing applicable interest to the default rate, renewing, compromising or otherwise amending the terms of any documents affecting its Claims and any Collateral therefor, and enforcing or failing to enforce any rights against Borrower or any other person, and no such action or inaction described in this sentence shall impair or otherwise affect such Creditor’s rights hereunder; provided, however, that [A/R Lender] shall not increase the portion of [A/R Lender]’s Claim consisting of principal to an amount in excess of $[                    ] without the prior written consent of CR.  Each Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and each Creditor agrees that it shall not assert any such defenses or rights.

(c)                                  Each Creditor agrees that any other Creditor may release or refrain from enforcing its security interest in the Collateral, or permit the use or consumption of such Collateral by any Obligor free of the other Creditor’s security interest, without incurring any liability to any other Creditor.

(d)                                 [A/R Lender] agrees that without the prior written consent of CR, [A/R Lender] shall not amend the A/R Facility Agreement to permit the principal amount of Borrower’s draws

Exhibit H-7

thereunder to exceed the sum of 80% of the face amount of Borrower’s non delinquent accounts receivable determined as of the date of any such draw.

10.                               Waiver of Right to Require Marshaling.  Each Creditor hereby expressly waives any right that it otherwise might have to require any other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute.  No Creditor shall be required to enforce any guaranty or any security interest or lien given by any person or entity as a condition precedent or concurrent to the taking of any Enforcement Action with respect to the Collateral.

11.                               Representations and Warranties.  Each Creditor represents and warrants to the other that:

(a)                                 all action on the part of such Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken;

(b)                                 this Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms;

(c)                                  the execution, delivery and performance of and compliance with this Agreement by such Creditor will not (i) result in any material violation or default of any term of any of such Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.

12.                               Disgorgement.

(a)                                 If, at any time after payment in full of the [A/R Lender] Claims any payments of the [A/R Lender] Claims must be disgorged by [A/R Lender] for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and CR shall immediately pay over to [A/R Lender] all money or funds received or retained by CR with respect to the CR Claims to the extent that such receipt or retention would have been prohibited hereunder.

(b)                                 If, at any time after payment in full of the CR Claims any payments of the CR Claims must be disgorged by CR for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and [A/R Lender] shall immediately pay over to CR all money or funds received or retained by [A/R Lender] with respect to the [A/R Lender] Claims to the extent that such receipt or retention would have been prohibited hereunder.

13.                               Successors and Assigns.  This Agreement shall bind any successors or assignees of each Creditor.  This Agreement shall remain effective until all Claims are indefeasibly paid or otherwise satisfied in full and Creditors have no commitment to extend credit under the Credit Documents.  This Agreement is solely for the benefit of the Creditors and not for the benefit of

Exhibit H-8

Borrower or any other party.  Each Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of its Claims or any of its Credit Documents or any interest in any Common Collateral unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the other Creditor an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of such Claims, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to the transferring Creditor and for the continued effectiveness of all of the other rights of the other Creditor arising under this Agreement, in each case in form satisfactory to the other Creditor.

14.                               Further Assurances.  Each Creditor hereby agrees to execute such documents and/or take such further action as the other Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the other Creditor.

15.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16.                               Governing Law; Waiver of Jury Trial.

(a)  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

(b)                                 EACH CREDITOR WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

17.                               Entire Agreement.  This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Each Creditor is not relying on any representations by the other Creditor, Borrower or any other Obligor in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of each Obligor.  This Agreement may be amended only by written instrument signed by the Creditors.

18.                               Relationship among Creditors. The relationship among the Creditors is, and at all times shall remain solely that of Creditors.  Creditors shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Creditors under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Creditors do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with any Obligor’s property, any Collateral held by any Creditor or the operations of any Obligor.  Each Creditor shall rely entirely on its own judgment with respect to such matters, and any review, inspection,

Exhibit H-9

supervision, exercise of judgment or supply of information undertaken or assumed by any Creditor in connection with such matters is solely for the protection of such Creditor.

19.                               Severability.  Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

20.                               Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused.  Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.

[Signature pages follow.]

Exhibit H-10

IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the date first above written.

[A/R Lender]:

[INSERT NAME OF A/R LENDER]

By
Name:	[ ]
Title:	[ ]

Address for Notices:

[ ]
[ ]
[ ]
Tel:	[ ]
Email:	[ ]

[Signature Page to Intercreditor Agreement]

CR:

CAPITAL ROYALTY PARTNERS II L.P.

By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
Charles Tate
Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” L.P.

By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II — PARALLEL FUND “A” GP LLC, its General Partner

By
Charles Tate
Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Intercreditor Agreement]

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
Charles Tate
Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed to:

BORROWER:

NEVRO CORP.

By:
Name:	[ ]
Title:	[ ]

Address for Notices:

[ ]
[ ]
Attn:	[ ]
Tel.:	[ ]
Fax:	[ ]
Email:	[ ]

[Signature Page to Intercreditor Agreement]